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                                                                 EXHIBIT 10(000)

               NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS(R)
                          COMMERCIAL CONTRACT OF SALE

IN CONSIDERATION of the mutual terms, provisions, covenants and agreements contained in this Contract (the "Contract"), the parties hereto agree as follows [Check all boxes applicable to this Contract, Boxes not checked do not apply to this Contract]:

1. PARTIES. Cerprobe Corporation (the "Seller") shall sell and convey to Assurance Capital, Inc. (the "Purchaser") and Purchaser shall buy and pay for the Property (defined below).

2. PROPERTY. Being an approx. 34,336 SF masonry constructed single story building on approx. 3.76 acres with an address of 10365 Sanden Drive in the City of Dallas, Dallas County, Texas, further described as: Fleming-Gateway, Blk. B/8053, Lot 2B or as described in Exhibit A. SURVEY AND/OR LEGAL DESCRIPTION, and/or as shown on Exhibit B, FLOOR PLAN AND/OR SITE PLAN, together with all and singular, all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way. Such real estate, improvements, rights and appurtenances are collectively referred to as the "Property."

[X} The Property also includes fixtures and articles of personal property listed and described in Addendum A, PERSONAL PROPERTY.

3. PURCHASE PRICE. The purchase price for the Property is $2,800,000.00 (the "Purchase Price"), payable as follows:

[ ] A. The Purchase Price shall be adjusted up or down based upon the [strike one] gross land area/Net Land Area (as defined below) of the Property determined by the Survey. The applicable land area shall be multiplied by $____ per square foot and the product thereof shall become the Purchase Price at Closing.

[X] B. Cash payable at Closing: $2,800,000.00.

[ ] C. The balance of the Purchase Price shall be payable according to the provisions in Addendum B, FINANCING.

4.  EARNEST MONEY.

A. EARNEST MONEY DEPOSIT. Within two business days after the Effective Date of this Contract, Purchaser shall deposit earnest money in the from of a certified or cashier's check in the amount of $25,000.00 (the"Earnest Money") payable to Ticor Title Company (the "Title Company"), in its capacity as escrow agent, to be held in escrow pursuant to the terms of this Contract. Seller's acceptance of this Contract is expressly conditioned upon Purchaser's timely deposit of the Earnest Money with the Title Company. If Purchaser fails to timely deposit the Earnest Money, Seller may, at Seller's option, terminate this Contract by delivering a written termination notice to Purchaser. Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of $100.00 shall be non-refundable and shall be distributed to Seller at Closing or other termination of this Contract as full payment and independent consideration for Seller's performance under this Contract. If this Contract is properly terminated by Purchaser pursuant to a right of termination granted to Purchaser by any provision of this Contract, or any attached Addenda, the Earnest Money, less the non-refundable portion, shall be promptly refunded to Purchaser, and the parties shall have no further rights or obligations under this Contract (except for those which may expressly survive the termination). The Earnest Money [X] shall [ ] shall not be placed in an interest-bearing account by the Title Company, and any interest earned thereon shall become a part of the Earnest Money. At Closing the Earnest Money shall be applied to the Purchase Price.

B. ESCROW. The Earnest Money is deposited with the Title Company with the understanding that the Title Company (1) is not responsible for the performance or non-performance of any party to this Contract, and (2) is not liable for interest on the funds held unless required in Paragraph 4A. The Title Company shall deposit the Earnest Money in one or more fully insured accounts in one or more Federally insured banking or savings institutions. If both parties make demand for the payment of the Earnest Money, the Title Company has the right to require from all parties and Broker(s) a written release of liability of the Title Company which authorizes the disbursement of the Earnest Money. If only one party makes demand for payment of the refundable portion of the Earnest Money, the Title Company shall give notice to the other party of the demand. The Title Company is authorized and directed to honor the demand unless the other party delivers a written objection to the Title Company within ten (10) days after the Title Company's notice to that party.

5.  SURVEY AND TITLE DOCUMENTS.

A. SURVEY. As soon as reasonably possible, and in any event within twenty (20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser a copy of a current or updated on-the-ground perimeter survey (the "Survey") of the Property prepaid by a Registered Professional Land Surveyor reasonably acceptable to the Purchaser. The Survey shall show the location and size of all of the following on or adjacent to the Property, if any: buildings, improvements, streets, pavements, easements, rights-of-way, protrusions, encroachments, fences, building lines, 100-year flood plain, apparent public utilities, and recording information of easements. The Survey shall be in a form of a date acceptable to Purchaser and to the Title Company, and in acceptable form in order to allow the Title Company to delete the survey exception (except as to "shortages in area") from the Title Policy. The area within the 100-year flood plain shall be as defined by the Federal Emergency Management Agency or other applicable governmental authority. At Closing, the metes and bounds description of the Property reflected in the Survey shall be used in the warranty deed and any other documents requiring a legal description of the Property.



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     B. Title Commitment. As soon as reasonably possible, and in any event within twenty (20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser (1) a title commitment (the "Title Commitment") covering the Property binding the Title Company to issue a Texas owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions as defined below, and (2) the following documents (collectively, the "Title Documents")(a) true and legible copies to the extent available of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment, (b) a current tax certificate, and (c) written notices as required in Paragraph 5.C.

     C. Special Assessment Districts. If the Property is situated within a utility district or flood control district subject to the provisions of Section 50.301, Texas Water Code, then Seller shall give to Purchaser as part of the Title Documents the required written notice. Purchaser agrees to acknowledge receipt of the notice in writing. The notice must set forth the current tax rate, the current bonded indebtedness and the authorized indebtedness of the district, and must comply with all other applicable requirements of the Texas Water Code. If the Property is subject to mandatory membership in a property owners' association, Seller shall notify Purchaser of the current annual budget of the property owners' association and the current authorized fees, dues and/or assessments relating to the Property.

     D. Abstract. At the time of the execution of this Contract, Purchaser acknowledges that the Broker(s)(defined below) have advised and hereby advise Purchaser, by this writing, that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.

6.   REVIEW OF TITLE DOCUMENTS.

     A. Review Period. Purchaser shall have      forty five     (  45  ) days
                                            -------------------  ------
(the "Review Period") after Purchaser's receipt of the last of (i) the survey,
(ii) the Title Commitment, (iii) the Title Documents, and (iv) all other documents required to be furnished by Seller as identified on Addendum A, PERSONAL PROPERTY, and/or on Addendum C, INSPECTION, to review them. If Purchaser has objections to the Survey, Title Commitment or Title Documents, Purchaser may deliver the objections to Seller in writing within the Review Period. Any item to which Purchaser does not object shall be deemed a "Permitted Exception." Items that the Title Company identifies as to be released at closing will be deemed objections by Purchaser. Purchaser's failure to object within the time provided shall be a waiver of the right to object. If there are obligations by Purchaser, or a third party lender, Seller shall make a good faith attempt to satisfy the objections within ten (10) days after receipt of Purchaser's objections (the "Cure Period"), but Seller is not required to incur any cost to do so. Zoning ordinances and the lien for current taxes are deemed to be Permitted Exceptions.

     B. Cure Period. If Seller cannot or does not satisfy the objections within the Cure Period, Seller shall deliver a written notice to Purchaser, prior to expiration of the Cure Period, stating whether Seller is committed to cure the objections at or before Closing. If Seller does not timely deliver the notice, or does not commit in the notice to fully cure all of the objections at or before Closing, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the earlier to occur of: (i) the date which is seven (7) days after the expiration of the Cure Period; or (ii) the scheduled Closing Date. If Purchaser properly and timely terminates this Contract, the refundable portion of the Earnest Money shall be immediately returned to Purchaser and neither party shall have any rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract). If Purchaser does not properly and timely terminate this Contract, then Purchaser shall be deemed to have waived any uncured objections and must accept such title as Seller is able to convey at Closing. Such waived objections shall become Permitted Exception.

7.   SELLER'S WARRANTIES AND REPRESENTATIONS.

     A. Statements. Seller represents and warrants to Purchaser to the best of Seller's knowledge the following:

     (1) Title. At the Closing, Seller will have the right to, and will, convey to Purchaser good and indefeasible fee simple title to the Property free and clear of any and all liens, assessments, unrecorded easements, security interests and other encumbrances except the Permitted Exceptions. Delivery of the Title Policy pursuant to Paragraph 12 below will be deemed to satisfy the obligation of Seller as to the sufficiency of title required under this Contract. However, delivery of the Title Policy will not release Seller from the warranties of title set forth in the warranty deed.

     (2) Leases. There are no parties in possession of any portion of the Property as leases, tenants at sufferance or trespassers except tenants under written leases delivered to Purchaser pursuant to this Contract.

     (3) Negative Covenants. Seller shall not further encumber the Property or allow an encumbrance upon the title to the Property, or modify the terms or conditions of any existing leases, contracts or encumbrances, if any, without the written consent of Purchaser.

     (4) Liens and Debts. There are no mechanic's liens, Uniform Commercial Code liens or unrecorded liens against the Property, and Seller shall not allow any such liens to attach to the Property prior to Closing, which will not be satisfied out of the Closing proceeds. All obligations of Seller arising from the ownership and operation of the Property and any business operated on the Property, including, but not limited to, taxes, leasing commissions, salaries, contracts, and similar agreements, have been paid or will be paid prior to Closing. Except for obligations for which provisions are made in this Contract for prorating at Closing and any indebtedness taken subject to or assumed, there will be no obligations of Seller with respect to the Property outstanding as of Closing.

     (5) Litigation. There is no pending or threatened litigation, condemnation, or assessment affecting the Property. Seller shall promptly advise Purchaser of any litigation, condemnation or assessment affecting the Property which is instituted after the Effective Date.

     (6) Material Defects. Seller has disclosed to Purchaser any and all known conditions of a material nature with respect to the Property which may affect the health or safety of any tenant or occupant of the Property. Except as disclosed in writing by Seller to Purchaser or discovered by Purchaser pursuant to Purchaser's inspection of the property; the Property has no known latent structural defects or construction defects of a material nature, and none of the improvements have been constructed with materials known to be a potential health hazard to occupants of the Property. Purchaser acknowledges that the Broker(s) have not made any warranties or representations with respect to the condition of the Property or otherwise, and Purchaser is relying solely upon Purchaser's own investigations and the representations of Seller, if any.


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          (7) HAZARDOUS MATERIALS. Except as otherwise disclosed in writing by
Seller to Purchaser or discovered by Purchaser pursuant to Purchaser's inspection of the Property. Seller warrants and represents that the Property (including the improvements located thereon) does not contain any Hazardous Materials (defined below). Purchaser acknowledges that current and future federal, state, and local laws and regulations may require any Hazardous Materials to be removed at the expense of those persons who may have had or continue to have any interest in the Property. The expense of such removal may be substantial. Purchaser further acknowledges that the Broker(s) have no expertise with respect to Hazardous Materials, although the Broker(s) will disclose any actual knowledge the Broker(s) may have regarding the presence of Hazardous Materials on the Property. Purchaser agrees to look solely to experts and professionals selected or approved by Purchaser to advise Purchaser with respect to the condition of the Property and will not hold the Broker(s) responsible for any Hazardous Materials condition relating to the Property. Seller and Purchaser agree to indemnify, defend and hold the Broker(s) harmless from and against any liability, claim, debt, damage, cost, or expense, including but not limited to reasonable attorneys' fees and court costs, related to or arising out of Hazardous Materials affecting the Property. For purposes of this Contract, the term "Hazardous Materials" means any pollutants, toxic substances, oils, hazardous wastes, hazardous materials or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other federal, state or local environmental law, regulation, ordinance, rule, or bylaw, whether existing as of the Effective Date, or subsequently enacted.

          (8) OPERATION OF THE PROPERTY. After the Effective Date until the Closing Date, Seller shall (a) operate in all material respects the Property in the same manner as the Property has been operated, and (b) maintain in all material respects the Property in the same condition and in the same manner as existed on the Effective Date, except for ordinary wear and tear and any casualty loss.

     B. REMEDIES. If Purchaser discovers prior to Closing that any of Seller's warranties or representations has been misrepresented or is inaccurate, Purchaser may notify Seller promptly in writing, and Seller may attempt to correct or remedy the misrepresentation or inaccuracy. If the misrepresentation or inaccuracy is not remedied prior to Closing, upon written notice to Seller, Purchaser may: (i) proceed to Closing and waive any claim for breach of warranty or misrepresentation; or (ii) delay Closing, if Seller agrees to the delay, until ten (10) days after the misrepresentation or inaccuracy is remedied; or
(iii) terminate this Contract and exercise Purchaser's remedies for default by Seller under this Contract.

9. INSPECTION. [Check one]

[X] A. INSPECTION DESIRED. Purchaser desires to inspect the Property and Seller grants to Purchaser the right to inspect the Property as described in Addendum C. INSPECTION.

[ ] B. INSPECTION NOT NECESSARY. Purchaser acknowledges that Purchaser has inspected the Property, including all buildings and improvements, and is thoroughly familiar with its condition. Purchaser hereby accepts the Property in its present condition, with such changes as may hereafter be caused by normal wear and tear prior to Closing, but without waiving Purchaser's rights by virtue of Seller's representations and warranties expressed in this Contract.

10. CASUALTY LOSS. All risk of loss to the Property shall remain upon Seller prior to the Closing. If, prior to the Closing, the Property is condemned or damaged or destroyed by fire or other casualty, to a Material Extent (defined below), Purchaser may either terminate this Contract by delivering a written termination notice to Seller within ten days after Seller gives Purchaser written notice of the damage, or elect to close. If, prior to the Closing, the Property is condemned or damaged by fire or other casualty to less than a Material Extent, the parties shall proceed to Closing as provided herein. If the transaction is to proceed to Closing, despite any damage or destruction, there shall be no reduction in the Purchase Price and Seller shall, at Seller's option: (i) fully repair the damage prior to Closing, at Seller's expense; or
(ii) reimburse Purchaser for the entire cost of repairing the Property by allowing Purchaser to deduct the cost from the cash payable to Seller at the Closing; or (iii) assign to Purchaser all of Seller's right and interest in any condemnation or insurance proceeds resulting from the damage or destruction, plus an amount equal to an insurance deductible and such condemnation or insurance proceeds shall be applied by Purchaser pursuant to the provisions of the Lease Agreement. The term "Material Extent" means damage or destruction if the cost of repairing and fully restoring the Property to its previous condition exceeds five percent (5%) of the Purchase Price. If the extent of damage or the amount of condemnation or insurance proceeds to be made available is not able to be determined prior to the Closing Date, or the repairs are not able to be completed prior to the Closing Date, either party may postpone the Closing Date by delivering a written notice to the other party specifying an extended Closing Date which is not more than thirty (30) days after the previously scheduled Closing Date.

11. ASSIGNMENT. [Check only one]

[ ] A. ASSIGNMENT PROHIBITED. Purchaser may not assign this Contract without Seller's prior written consent.

[ ] B. ASSIGNMENT PERMITTED. Purchaser may assign this Contract provided the assignee assumes in writing all obligations and liabilities of Purchaser under this Contract, in which event Purchaser shall be relieved of any further liability hereunder.

[X] C. LIMITED ASSIGNMENT. Purchaser may assign this Contract only to a related party, defined as (i) an entity in which Purchaser, CEO, or shareholder are an owner, partner or corporate officer, or (ii) a member(s) of the immediate family of the Purchaser. Purchaser shall remain liable under this Contract after any assignment to a related party.

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12. CLOSING

     A. CLOSING DATE. The closing of the transaction described in this Contract (the "Closing") shall be held at 10:00 a.m. on the later of [check one]: ; or /X/ thirty (30) days after the expiration of the Review Period or Inspection Period (whichever is later); or / / on ___________________________ (the
"Closing Date") at the offices of the Title Company at its address stated below. However, if any objections which were properly and timely made by Purchaser and not waived pursuant to this Contract have not been cured on the scheduled Closing Date, then either party may postpone the date of the Closing by delivering a written notice to the other party specifying an extended Closing Date which is not more than ten (10) days after the previously scheduled Closing Date.

     B. SELLER'S CLOSING DOCUMENTS. At the Closing, Seller shall deliver to Purchaser at Seller's expense:

          (1) A duly executed [check one] / / GENERAL WARRANTY DEED /X/ SPECIAL WARRANTY DEED (with Vendor's Lien retained if not a cash purchase) conveying the Property in fee simple according to the legal description prepared by the surveyor as shown on the Survey, subject only to the Permitted Exceptions;

          (2) An updated Title Commitment committing the underwriter for the Title Company to issue promptly after closing the Title Policy pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of Closing, and (at an additional premium cost) [check only one if applicable] / / with the survey exception deleted at SELLER'S expense but not as to "shortages in area") or /X/ with the survey exception deleted at PURCHASER'S expense (but not as to "shortages in area");

          (3) A Bill of Sale conveying the personal property identified in ADDENDUM A, PERSONAL PROPERTY, free and clear of liens, security interests and encumbrances, subject only to the Permitted Exceptions (to the extent applicable);

          (4) Possession of the Property, subject to valid existing leases and other applicable Permitted Exceptions;

          (5) The Lease Agreement.

          (6) Deleted.

          (7) Evidence of Seller's authority and capacity to close this transaction;

          (8) All other documents reasonably required by the Title Company to close this transaction.

     C. PURCHASER'S CLOSING DOCUMENTS. At the Closing, Purchaser shall deliver to Seller at Purchaser's expense:

          (1) The cash portion of the Purchase Price, with the Earnest Money being applied thereto;

          (2) The Note and the Deed of Trust, if any;

          (3) Deleted.

          (4) Evidence of Purchaser's authority and capacity to close this transaction;

          (5) All other documents reasonably required by the Title Company to close this transaction.

          (6) The Lease Agreement.

     D. CLOSING COSTS. Each party shall pay its share of the closing costs which are customarily paid by a Seller or Purchaser in a transaction of this character in the county where the Property is located, or as otherwise agreed.

     E. PRORATIONS. Rents, lease commissions, interest, insurance premiums, maintenance expenses, operating expenses, and ad valorem taxes for the year of Closing shall be prorated at the Closing effective as of the date of Closing. Any security deposits held by Seller shall be delivered to Purchaser at the Closing. If the Closing occurs before the tax rate is fixed for the year of Closing, the apportionment of the taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, but any difference between estimated taxes for the year of Closing and the actual taxes paid by Purchaser shall be adjusted equitably between the parties upon proof of payment of the taxes by Purchaser. This provision shall survive the Closing.

     F.   DELETED.

     G. ROLLBACK TAXES. If this sale or a change in use of the Property or denial of a special use valuation on the Property claimed by Seller results in the assessment after Closing of additional taxes for periods of Seller's ownership, the additional taxes plus any penalties and interest shall be paid by Seller to Purchaser immediately upon receipt by Seller of a statement for the taxes, unless this box / / is checked in which case Purchaser shall pay the additional taxes plus any penalties and interest. This obligation shall survive the Closing.

     H. FOREIGN PERSON NOTIFICATION. If Seller is a Foreign Person, as defined by the U.S. Internal Revenue Code, or if Seller fails to deliver to Purchaser a non-foreign affidavit pursuant to Section 1445 of the Internal Revenue Code, then Purchaser may withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the withheld proceeds to the Internal Revenue Service, together with appropriate tax forms. The required affidavit(s) from Seller(s) shall include (1) a statement that Seller is not a foreign person, (2) the U.S. taxpayer identification number(s) of Seller(s), and (3) other information required by Section 1445 of the Internal Revenue Code.

13.  DEFAULT

     A. PURCHASER'S REMEDIES. If Seller fails to close this Contract for any reason except Purchaser's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Seller shall be in default and Purchaser may then elect one of the following, as Purchaser's sole remedy [Check all that may apply]:

/X/     (1) Enforce specific performance of this Contract;
/ /     (2) Bring suit for damages against Seller;
/ /     (3) Enforce specific performance of this Contract and/or bring suit for damages against Seller; or
/X/     (4) Terminated and release Seller from this Contract and immediately receive the refundable portion of the Earnest Money and recover from Seller Purchaser's actual out of pocket third party costs and expenses incurred in connection with this contract and performance hereunder, including without limitation legal fees and expenses, and due diligence costs and expenses not to exceed $50,000. Seller's failure to satisfy Purchaser's objections under Paragraph 6 above shall not constitute a default by Seller.


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     B.   SELLER'S REMEDIES.  If Purchaser fails to close this Contract for any reason except Seller's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract. Purchaser shall be in default and Seller may then elect one of the following, as Seller's sole remedy (Check all that may apply):
/ /  (1)  Enforce specific performance of this Contract;
/ /  (2)  Bring suit for damages against Purchaser;
/ /  (3)  Enforce specific performance of this Contract and/or bring suit for damages against Purchaser; or
/X/ (4) Have the Earnest Money paid to Seller as liquidated damages for the Purchaser's breach of this Contract, thereby releasing Purchaser from this Contract.

14.  AGENCY DISCLOSURE.

     A. AGENCY RELATIONSHIPS. The term "Broker(s)" refers to the Principal Broker and/or the Cooperating Broker, if applicable, as set forth on the signature page. Each Broker has duties only to the party(s) the Broker represents as identified below. If either Broker is acting as an intermediary, then that Broker will have only the duties of an intermediary, and the intermediary disclosure and consent provisions apply as set forth below. (Each Broker check only one)

     (1)  The Principal Broker is:    / / agent for Seller only; or
                                      / / agent for Purchaser only; or
                                      /X/ an intermediary.

     (2)  The Cooperating Broker is:  / / agent for Seller only; or
                                      / / agent for Purchaser only; or
                                     / / an intermediary.

     B. OTHER BROKERS. Seller and Purchaser each represent and warrant to the other party that such party has had no dealings with any person, firm, agent or finder in connection with the negotiation of this Contract and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in this Contract, and no real estate broker, agent, attorney, person, firm or entity, other than the Broker(s) is entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of either Seller or Purchaser. Each party hereby agrees to indemnify, defend, protect and hold the other party harmless from and against any costs, expenses or liability for compensation, commission, fee, or charges which may be claimed by any agent, finder or other similar party, other than the named Broker(s), by reason of any dealings or acts of the indemnifying party.

     C. FEE SHARING. Seller and Purchaser each acknowledge that the Principal Broker may pay a portion of the Fee (defined below) to the Cooperating Broker. Payment of a portion of the Fee by the Principal Broker to the Cooperating Broker shall not alter the fiduciary relationships between the parties and the Brokers. Seller is liable for payment of the Fee to the Principal Broker only. The Cooperating Broker shall have no claims directly against Seller.

     D.   INTERMEDIARY RELATIONSHIP.  If either of the Brokers has indicated in
Section 14.A above that Broker is acting as an intermediary in this transaction, then Purchaser and Seller hereby consent to the intermediary relationship, authorize the respective Broker(s) to act as an intermediary in this transaction, and acknowledge that the source of any expected compensation to the Broker(s) will be the Seller, and the Broker(s) may also be paid a fee by Purchaser. A real estate broker who acts as an intermediary between parties in a transaction:
          (1) may not disclose to the Purchaser that Seller will accept a price less than the asking price unless otherwise instructed in a separate writing by Seller;
          (2) may not disclose to Seller that Purchaser will pay a price greater than the price submitted in a written offer to the Seller unless otherwise instructed in a separate writing by the Purchaser;
          (3) may not disclose any confidential information, or any information a party specifically instructs the real estate broker in writing not to disclose, unless otherwise instructed in a separate writing by the respective party or required to disclose such information by the Texas Real Estate License Act or a court order or if the information materially relates to the condition of the property;
          (4)  shall treat all parties to the transaction honestly; and
          (5) shall comply with the Texas Real Estate License Act.

          APPOINTMENTS. Broker is authorized to appoint, by providing written notice to the parties, one or more licensees associated with Broker to communicate with and carry out instructions of one party, and one or more other licensees associated with Broker to communicate with and carry out instructions of the other party or parties. During negotiations, an appointed licensee may provide opinions and advice to the party to whom the licensee is appointed.

15.  PROFESSIONAL SERVICE FEE.

     A. PAYMENT OF FEE. Seller agrees to pay the Principal Broker a professional service fee in cash (the "Fee") for procuring the Purchaser and for assisting in the negotiation of this Contract as follows: three percent (3%) of the total purchase price. The Fee shall be payable by Seller to the Principal Broker in the county in which the Property is located. Seller shall pay any applicable sales taxes on the Fee. The Fee shall be paid at the Closing of a sale of the Property by Seller pursuant to this Contract (as may be amended or assigned), only if the closing is consummated within ten (10) days after the Closing Date. The Title Company or other escrow agent is authorized and directed to pay the Fee to the Principal Broker out of the closing proceeds, or,

     B. CONSENT REQUIRED. Purchaser, Seller and Title Company agree that the Broker(s) is/are a third party beneficiary(s) of this Contract with respect to the Fee, and that no change may be made by Purchaser, Seller or the Title Company as to the time of payment, amount of payment, or the conditions for payment of the Fee without the written consent of the Broker(s).

16.  MISCELLANEOUS PROVISIONS.

     A. EFFECTIVE DATE. The term "Effective Date" means the latter of the two dates on which this Contract is signed by Seller and Purchaser, as indicated by their signatures below. If the last party to execute this Contract fails to complete the date of execution below that party's signature, the Effective Date shall be the date this fully executed Contract is acknowledged by the Title Company.

     B. NOTICES. All notices and other communications required or permitted under this Contract must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt, if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission ("Fax") with confirmation of delivery; or
(iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified below, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient at the address set forth below. Any party may change its address for notice purposes by delivering written notice of its new address to all other parties in the manner set forth above.

     C. MUTUAL TERMINATION. If this Contract is terminated by mutual agreement of both parties at any time prior to Closing, the obligations of each party under this Contract shall terminate, except that, (i) Purchaser shall pay the costs to repair any damage to the Property caused by Purchaser or its agents,
(ii) Purchaser shall deliver to Seller any reports or documents in Purchaser's possession concerning the Property, and (iii) each party shall perform any other obligations which expressly survive the termination of this Contract. The obligations under this paragraph shall survive the termination of this Contract. The terms of any mutual termination agreement will supersede and control over the provisions of this Section 16.C to the extent of any conflict. This Section 16.C does not apply if Purchaser unilaterally terminates this Contract by virtue of a termination right set forth elsewhere in this Contract.

     D. Deleted

     E. ATTORNEYS FEES. The prevailing party in any legal proceeding brought in relation to this Contract or transaction shall be entitled to recover from the non-prevailing parties court costs, reasonable attorneys' fees and all other reasonable litigation expenses.

     F. INTEGRATION. This Contract contains the complete agreement between the parties with respect to the Property and cannot be varied except by written agreement. The parties agree that there are no oral or signed agreements, understandings, representations or warranties made by the parties which are not expressly set forth herein.

     G. SURVIVAL. Any warranty, representation, covenant, condition or obligation contained in this Contract not otherwise discharged at the Closing will survive the Closing of this transaction for a period of twelve (12) months, provided, however, Seller shall have no liability for any untruth or inaccuracy of any representation or warranty contained herein if Purchaser received written notice or otherwise had actual knowledge of such untruth or inaccuracy prior to the Closing and nevertheless elected to close the purchase of the Property.

     H. BINDING EFFECT. This Contract shall inure to the benefit of and be binding upon the parties to this Contract and their respective heirs, legal representatives, successors and assigns.

     I. TIME FOR PERFORMANCE. Time is of the essence under each provision of this Contract. Strict compliance with the times for performance is required.

     K. BUSINESS DAY. If any date of performance under this Contract falls on a Saturday, Sunday or Texas legal holiday, such date of performance shall be deferred to the next day which is not a Saturday, Sunday or Texas legal holiday.

     L. GOVERNING LAW. This Contract shall be construed under and governed by the laws of the State of Texas, and unless otherwise provided herein, all obligations of the parties created under this Contract are to be performed in the county where the Property is located.

     M. SEVERABILITY. If any provision of this Contract is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the invalid, illegal or unenforceable provision shall not affect any other provisions, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision is severed and deleted from this Contract.

     N. DISCLAIMER. Purchaser understands that a real estate broker is qualified to advise on matters concerning real estate and is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture, or the Americans with Disabilities Act. However, the Broker(s) will disclose to Purchaser any material factual knowledge which the Broker(s) may possess about the condition of the Property. Purchaser acknowledges that Purchaser has been advised by the Broker(s) to seek expert assistance on such matters. The Broker(s) do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of the Property or its construction or that relate to its acquisition. If the Broker(s) provide names of consultants or sources for advice or assistance, the Broker(s) do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired. The Broker(s) do not warrant that the Seller will disclose any or all property defects or other matters pertaining to the Property or its condition. Both Seller and Purchaser agree to indemnify, defend, and hold the Broker(s) participating in this transaction harmless from and against any and all liabilities, claims, debts, damages, costs, and expenses, including but not limited to reasonable attorneys' fees and court costs, related to or arising out of or in any way connected to representations about the Property or matters analyzed by experts. In addition, to the extent permitted by applicable law, Broker(s)' liability for errors and omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the Broker(s) pursuant to this Contract.

     O. COUNTERPARTS. This Contract may be executed in a number of identical counterparts. Each counterpart is deemed an original and all counterparts shall collectively, constitute one agreement.

     P. GENDER: NUMBER. Unless the context requires otherwise, all pronouns used in this Contract shall be construed to include the other genders, whether used in the masculine, feminine or neuter gender. Words in the singular number shall be construed to include the plural and words in the plural shall be construed to include the singular.

     S. CONSULT AN ATTORNEY. THIS DOCUMENT IS AN ENFORCEABLE, LEGALLY BINDING AGREEMENT. READ IT CAREFULLY. The Broker(s) involved in the negotiation of the transaction described in this Contract cannot give legal advice. By law, the Broker(s) are limited to discussing factual and business details of the transaction. The parties to this Contract acknowledge that they have been advised by the Broker(s) to have this Contract reviewed by legal counsel before signing this Contract to discuss the legal effects of its terms and provisions.

17.  ADDITIONAL PROVISIONS.

     (a) Lease Agreement: Upon the successful closing of the sale of the Property, it is understood and agreed that Cerprobe Corporation and Purchaser will execute a Lease Agreement by and between Seller and Purchaser and the form of which is shown as Addendum E attached hereto and made a part hereof.

     (b) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly authorized to transact business in Texas. This Contract has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (c) To the Seller's knowledge, all of the documents and instruments delivered by Seller to Purchaser pursuant to Addendum A are and will be true, complete and correct copies of what they purport to be and are in Seller's possession. To Seller's knowledge, there are no agreements of any nature whatsoever applicable to or binding on the Property other than the Title Documents and the documents and instruments delivered by Seller to Purchaser pursuant to Addendum A. To Seller's knowledge, each agreement delivered by Seller to Purchaser pursuant to Addendum A is in full force and effect, and no party is in any material default thereunder.

     (d) Seller has not received written notice from any applicable governmental authority, and Seller otherwise has no actual knowledge that the Property fails to comply in any material respect with any applicable state, federal or local law, statute, ordinance, rule or regulation.

     (e) Purchaser acknowledges and agrees that, except as otherwise expressly stated herein, Seller has not made, and Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning the nature and condition of the property, including without limitation, the water, soil and geology, and the suitability thereof and of the property for any and all activities and uses which Purchaser may elect to conduct thereon. Purchaser acknowledges that having been given the opportunity to inspect the Property, Purchaser is relying solely on the express provisions of this Contract and on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser agrees to accept the Property and acknowledges that the sale of the Property as provided for herein is made by Seller on an "AS-IS, WHERE-IS AND WITH ALL FAULTS" basis, except as otherwise expressly provided herein.

     (f) The term "to Seller's knowledge" or similar phrase as used herein shall mean the then actual current conscious knowledge to Paul Tullis, Vice President of Worldwide Facilities of Cerprobe Corporation, without any duty of investigation or inquiry.

18. EXHIBITS AND ADDENDA. All Exhibits and Addenda attached to this Contract are incorporated herein by reference and are made a part of this Contract for all purposes. [Check all that apply.]

                                        [X] Addendum A    Personal Property
[ ] Exhibit A   Survey and/or Legal     [ ] Addendum B-1  Third Party Financing
                Description of the      [ ] Addendum B-2  Seller Financing
                Property                [X] Addendum C    Inspection
[ ] Exhibit B   Floor Plan and/or       [ ] Addendum D    Disclosure Notice
                Site Plan               [X] Addendum E    Other  Lease Agreement
[ ] Exhibit C   Other________________

19. CONTRACT AS OFFER. The execution of this Contract by the first party to do so constitutes an offer to purchase or sell the Property. Unless within five
(5) days from the date of execution of this Contract by the first party, this Contract is accepted by the other party by signing the offer and delivering a fully executed copy of the first party, the offer of this Contract shall be deemed automatically withdrawn and terminated, and the Earnest Money, if any, shall be promptly returned to Purchaser.


EXECUTED on the dates stated below,
to be effective on the Effective Date.

SELLER                                  PURCHASER
         Cerprobe Corporation                     Assurance Capital, Inc.
By [Signature]:  /s/ PAUL R. TULLIS     By [Signature]: /s/ Sid Steiner
Name:     PAUL R. TULLIS                Name:     Sid Steiner
Title: VICE PRESIDENT, WORLDWIDE        Title: President
       FACILITIES
Address: 1150 N. Fiesta Blvd.           Address: 4810 Cedar Springs
         Gilbert, AZ 85233                       Suite 200
                                                 Dallas, TX 75219
Telephone: 480/333-1500                 Telephone: 214/521-5310
Fax: 480/333-1799                       Fax: 214/521-3767
Tax I.D. No:______________________      Tax I.D. No:______________________
Date of Execution: June 2, 2000         Date of Execution: May 25th 2000
                                        Final Execution Date: June 6/2000

SELLER                                  PRINCIPAL BROKER
                                             Grubb & Ellis Company
                                        By [Signature]:_________________________
                                        Name:  Jeff Deweese
                                        Title: Regional Manager
                                        Address: 14785 Preston Road
                                                 1000 Signature Place II
                                                 Dallas, TX 75240
                                        Telephone: 972/450-3300
                                        Fax: 972/450-3399

TITLE COMPANY ACCEPTANCE.  The Title Company acknowledges receipt of the
Earnest Money on ________________ (date) from __________________________________
in the amount of $_______________ in the form of _______________________________
and accepts the Earnest Money subject to the terms and conditions of this Contract.

TITLE COMPANY
     Ticor Land Title Company
By [Signature]:_______________________
Name:  Kerrie Majors
Title:________________________________
Address: 2100 McKinney Avenue
         Suite 1200
         Dallas, TX 75201
Telephone: 214/954-5400
Fax: 214/954-5500

Copyright Notice: This form is provided for the use of members of the North Texas Commercial Association of Realtors, Inc. Permission is hereby granted to make limited copies of this form for use in a particular Texas real estate transaction. Contact the NTCAR office to confirm that you are using the current version of this form.

               NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS(R)
                         ADDENDUM A TO CONTRACT OF SALE
                               PERSONAL PROPERTY

Property Description/Address:  10365 Sanden Drive, Dallas
                              -------------------------------------------------

A. Documents. Seller shall deliver to Purchase within ten (10) days after the Effective Date complete and legible copies to the extent in Seller possession of:

     1.   Deleted

     2.   Deleted

     3. A current inventory of all tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Property.

     4.   Deleted

     5. All service, maintenance, management, or other contracts relating to the ownership and operation of the Property;

     6. All warranties and guaranties relating to the Property, or any part thereof, or to the tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Property, if available;

     7. All fire, hazard, liability, and other insurance policies held by Seller covering the Property;

     8. All of the real estate and personal property tax statements with respect to the Property for the previous two (2) years;

     9.   Deleted

     10. The "as built" or other plans and specifications with respect to the Property, if available;

     11.  Deleted

     12.  Property Financial Statements.

B. Review of Documents. Purchaser shall have until the end of the inspection Period set forth in Addendum C to review the information identified above. If Purchaser objects to any matters contained therein, in Purchaser's sole discretion, no matter how arbitrary, Purchaser may: (i) terminate this Contract by delivery of written notice to Seller prior to expiration of the inspection Period, and the Earnest Money shall be promptly returned by the Title Company to Purchaser and neither party shall have any further obligation to the other under this Contract (except for those which may expressly strive the termination of this Contract); or (ii) waive the objections and close the transaction. If Purchaser does not deliver a written termination notice to Seller prior to expiration of the inspection Period, any and all objections as to the information provided by Seller pursuant to this Addendum shall be deemed to be waived by Purchaser for all purposes.

C. Estoppel Certificates. Seller agrees to deliver to Purchaser estoppel certificates executed by each of the tenants under all the leases of the Property stating: (1) whether the tenant is an assignee or subtenant; (2) the expiration date of the lease; (3) the number of renewal options under the lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of the lease have been changed since the original execution of the lease, except as shown on attached amendments or modifications; (5) that no default exists under the terms of the lease by either landlord or tenant; (6) that the tenant has no claim against the landlord under the lease and has no defense or right of offset against collection of rent or other charges accruing under the lease; (7) the amount and date of the last payment of rent; (8) the amount of any security deposits and other deposits, if any, and (9) the identity and address of any guarantor of the lease. Seller will cause the estoppel certificate(s) to be delivered to Purchaser at least fifteen (15) days prior to the Closing Date, unless this box [ ] is checked, in which case Seller will cause the estoppel certificates to be delivered to Purchaser at least five (5) days prior to the end of the Review Period. If any estoppel certificate is not timely delivered or is unacceptable to Purchaser, then Purchaser shall immediately notify Seller in writing of Purchaser's objections. Seller will promptly attempt to cure the unacceptable matter without any obligation to incur any cost in connection with the attempt. If Seller is unable to do so by the Closing Date, Purchaser may: (i) terminate this Contract and the Earnest Money shall be promptly refunded to Purchaser, and neither party shall have any further rights or obligations pursuant to this Contract (except for those which may expressly survive the termination of this Contract); or (ii) waive the objections and close the transaction.

D. Other Personal Property. Seller shall convey to Purchaser, as part of the Property, all fixtures and articles of tangible personal property on the Property and owned by Seller, including but not limited to [ATTACH SEPARATE LISTS OF PERSONAL PROPERTY IF NECESSARY]:

     1. Lighting fixtures, signs, decorative accessories, barriers, security equipment, traffic control devices and similar equipment;

     2. Refrigeration, heating, ventilating and air conditioning units and equipment;

     3.   Electronic security equipment and remote transmitter devices;

     4. Tools, equipment, parts and supplies used only for the maintenance of the Property, i.e. hoses, ladders, mowers, scaffolds, and

          ---------------------------------------------------------------------;

     5. Furnishing and decorations situated in common areas; i.e. rugs, artwork, lamps, furniture, planters, trash containers, and

          ---------------------------------------------------------------------;

     6. Operating manuals, service instructions and all records pertaining to the installation, operation, maintenance and repair of equipment and fixtures whether listed above as items of personal property or affixed as part of the real property;

     7.
          ---------------------------------------------------------------------;

     8. Telephone number(s) of the management office of the Property, including
                    -----------------------------------------------------------;

     9. Licenses, permits, maintenance agreements, management agreements, plans and specifications, as-built drawings, show drawings, warranties, guarantees, and any other agreements relating to the Property or any part thereof, if available.

     10.  Other items:
                       --------------------------------------------------------

               NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS(R)

                         ADDENDUM C TO CONTRACT OF SALE

                                   INSPECTION


Property Description/Address: 10365 Sanden Drive, Dallas

A. INSPECTION PERIOD. Purchaser shall have a period of forty-five (45) days after the Effective Date (the "Inspection Period") to inspect the Property and to conduct feasibility studies regarding Purchaser's intended use of the Property. Purchaser's studies may include without limitation: (i) core borings;
(ii) environmental and architectural tests and investigations; (iii) physical inspections of all improvements, fixtures, equipment, subsurface soils, structural members, and personal property; and (iv) examination of plans, specifications, manuals, and other documents relating to the construction and condition of the Property. Purchaser and Purchaser's agents, employees, consultants and contractors shall have the right of reasonable entry onto the Property during normal business hours, and upon reasonable advance notice to Seller and/or Seller's tenants, for purposes of the inspections, studies, tests and examinations deemed necessary by Purchaser. All inspections, studies, tests and examinations performed hereunder shall be at Purchaser's expense.

B. REPORTS.

/X/ 2. Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser copies of all reports in Seller's possession of engineering investigations, tests and/or environmental studies which have been made with respect to the Property within the two year period prior to the Effective Date.

/ / 3. If Purchaser terminates this Contract, Purchaser shall deliver to Seller, at Purchaser's expense and contemporaneously with the termination, copies of all written reports, inspections, plats, drawings and studies made by Purchaser and Purchaser's agents, consultants and contractors. This provision shall survive the termination of this Contract.

C. TERMINATION. If Purchaser determines, in Purchaser's sole discretion, no matter how arbitrary, that the Property is not in satisfactory condition or is not suitable for Purchaser's intended use or purpose, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the last day of the Inspection Period, and the refundable portion of the Earnest Money shall be promptly returned by the Title Company to Purchaser and neither party shall have any further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

D. ACCEPTANCE. If Purchaser does not properly and timely terminate this Contract before the expiration of the Inspection Period or if Purchaser accepts the Property in writing) then Purchaser will be deemed to have waived all objections to the Property under this Contract, except for any title objections which may be outstanding pursuant to Section 6 of this Contract. In that event, Purchaser agrees to purchase the Property in its current condition without any further representations or warranties of Seller other than those provided in Section 7 of the Contract, except any objections which Seller may expressly agree in writing to cure, and this Contract shall continue in full force and effect and the parties shall proceed to Closing. However, this provision does not waive or otherwise limit or invalidate any express representations or warranties Seller has made in this Contract.

E. RESTORATION. If the transaction described in this Contract does not close, through no fault of Seller, and the condition of the Property was altered due to tests and inspections performed by Purchaser or on Purchaser's behalf. Purchaser must restore the Property to its original condition. Purchaser shall indemnify, hold harmless and defend Seller and its affiliates against any loss, damage, liability or claim for personal injury or property damage and any other loss, damage, liability, claim or lien arising from the acts upon the Property by Purchaser or any agents, contractors or employees of Purchaser, INCLUDING ANY SUCH LOSS, DAMAGE OR CLAIM TO WHICH THE NEGLIGENCE OF SELLER MAY HAVE CONTRIBUTED, but excluding any such loss, damage or claim if and to the extent caused by the gross negligence or willful misconduct of Seller. Seller shall have the right to have a representative present during any such inspections. If Purchaser desires to do any invasive testing at the Property, Purchaser shall do so only after notifying Seller and obtaining Seller's consent thereto, which consent shall not be unreasonably withheld or delayed and may be subject to reasonable terms and conditions as may be proposed by Seller. Purchaser shall be responsible for and pay and not permit to attach to the Property any and all liens by contractors, subcontractors, materialmen, or laborers performing the inspections or any other work for Purchaser on or related to the Property. Purchaser and all contractors and others performing any tests and studies on the Property shall first present to Seller reasonably satisfactory evidence that such party is adequately insured in order to reasonably protect Seller from any loss, liability, or damage arising out of the performance of such tests or studies.

                                   ADDENDUM E

                 NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS

                           COMMERCIAL LEASE AGREEMENT


TABLE OF CONTENTS
Article                                                      Page
1.  Defined Terms                                               1
2.  Lease and Lease Term                                        2
3.  Rent and Security Deposit                                   2
4.  Taxes                                                       3
5.  Insurance and Indemnity                                     3
6.  Use of Demised Premises                                     4
7.  Property Condition, Maintenance, Repairs and Alterations    5
8.  Damage or Destruction                                       6
9.  Condemnation                                                7
10. Assignment and Subletting                                   7
11. Default and Remedies                                        7
12. Landlord's Contractual Lien                                 9
13. Protection of Lenders                                       9
14. Environmental Representations and Indemnity                10
15. Professional Service Fees                                  10
16. Miscellaneous                                              11
17. Additional Provisions                                      13

EXHIBITS AND ADDENDA. Any exhibit or addendum [illegible] to this Lease is incorporated as a part of this Lease for ad purposes. Any term not specifically defined in the Addenda shall have the same meaning given to it in the body of this Lease. To the extent any provisions in the body of this Lease conflict with the Addenda, the Addenda shall control.

[Check all boxes which apply. Boxes not checked do not apply.]

[ ] Exhibit A           Survey and/or Legal Description of the Property
[ ] Exhibit B           Floor Plan and/or Site Plan

[X] Addendum A          Expense Reimbursement
[X} Addendum B          Renewal Options
[ ] Addendum C          Right of First Refusal for Additional Space
[ ] Addendum D          Percentage Rental/Gross Sales Reports
[ ] Addendum E          Guarantee
[ ] Addendum F          Construction of Improvements
[ ] Addendum G          Rules and Regulations
[ ] Addendum H          Other_________________________________________

IN CONSIDERATION of the terms, provisions and agreements contained in this Lease, the parties agree as follows:

ARTICLE ONE: DEFINED TERMS. As used in this Commercial Lease Agreement (the "Lease"), the terms set forth in this Article One have the following respective meanings:

1.01. Effective Date: The last date beneath the signatures of Landlord and Tenant on page 13 below.

1.02. Landlord: Assurance Capital, Inc.
      Address: 4810 Cedar Springs, Suite 200, Dallas, Texas 75219
      Telephone: 214/521-5310  Fax: [illegible]

1.03. Tenant: Cerprobe Corporation
      Address: 1150 N. Fiesta Blvd.,
               Gilbert, AZ 85233-2237 Telephone: 214/860-1000 Fax: 214/860-1098

1.04. Demised Premises: 10365 Sanden Drive
   A. Street address: 10365 Sanden Drive
                      Dallas in Dallas County, Texas

   B. Legal description: The property on which the Demised Premises is situated (the "Property") is more particularly described as Fleming - Gateway, BLK B/8053, Lot 2B Acs 3.7569. Vol. 96253/0914 00122796 Dallas Country or is
   described on Exhibit A, SURVEY AND/OR LEGAL DESCRIPTION.

   C. Floor Plan or Site Plan: Being a floor area of approximately 34,336 square feet and being approximately ________ feet by ________ feet (measured to the exterior of outside walls and to the center of the interior walls) and being more particularly shown in outline form on Exhibit B. FLOOR PLAN AND/OR SITE PLAN.

   D. Tenant's pro rata share of the Property is 100%. [See Addendum A. EXPENSE REIMBURSEMENT, if applicable]

1.05. Lease Term: Ten (10) years and 0 months beginning on ____________(the "Commencement Date") and ending on ______________(the "Expiration Date").

1.06. Base Rent: $3,947,681.00 total Base Rent for the Lease Term payable in monthly installments of $30,004.00** per month in advance. (The total amount of Rent is defined in Section 3.01.)

1.07. Percentage Rental Rate: 0%. [See Addendum D, PERCENTAGE RENTAL/GROSS SALES REPORTS, if applicable]

1.08. Security Deposit: $30,044.00 (due upon execution of this Lease). [See
      Section 3.04]

1.09. Permitted Use: General office and administrative use, and all uses being made of the Demised Premises by Tenant on and prior to the Effective Date, together with all similar and ancillary uses thereto. [See Section 6.01]

1.10. Party to whom Tenant is to deliver payments under this Lease, [check one]:
      [] Landlord [] Principal Broker or [] Other ___________________. Landlord may designate in [Illegible] party authorized to act on behalf of [Illegible] to enforce this Lease. Any such authorization will remain in effect until it is revoked by Landlord in writing.

1.14. Acceptance: The number of days for acceptance of this offer is _________ days. (See Section 16.14)

ARTICLE TWO: LEASE AND LEASE TERM

2.01. Lease of Demised Premises for Lease Term. Landlord leases the Demised Premises to Tenant and Tenant leases the Demised Premises from Landlord for the Lease Term stated in Section 1.05. The Commencement Date is the date specified in Section 1.05, unless advanced or delayed under any provision of this Lease.

2.04. Holding Over. Tenant shall vacate the Demised Premises immediately upon the expiration of the Lease Term or earlier termination of this Lease. Tenant shall reimburse Landlord for any indemnify Landlord against all direct and actual damages incurred by Landlord as a result of any delay by Tenant in vacating the Demised Premises. If Tenant does not vacate the Demised Premises upon the expiration of the Lease Term or earlier termination of this Lease, Tenant's occupancy of the Demised Premises shall be a day-to-day tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period shall be increased to an amount which is one-and-one-half
(1 1/2) times the Base Rent in effect on the expiration or termination of this Lease, computed on a daily basis for each day of the holdover period, plus all additional sums due under this Lease. This paragraph shall not be construed as Landlord's consent for Tenant to hold over or to extend this Lease.

ARTICLE THREE: RENT AND SECURITY DEPOSIT

3.01. Manner of Payment. All sums payable under this Lease by Tenant (the "Rent") shall be made to the Landlord at the address designated in Section 1.02, unless another person is designated in Section 1.10, or to any other party or address as Landlord may designate in writing. Any and all payments made to a designated third party for the account of the Landlord shall be deemed made to Landlord when received by the designated third party. All sums payable by Tenant under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes. The Base Rent is the minimum rent for the Demised Premises and is subject to the terms and conditions contained in this Lease, together with the attached Addenda, if any.

3.02. Time of Payment. Upon execution of this Lease, Tenant shall pay the installment of Base Rent for the first month of the Lease Term. On or before the first day of the second month of the Lease Term and of each month thereafter, the installment of Base Rent and other sums due under this Lease shall be due and payable, in advance, without off-set, deduction or prior demand Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received by the party identified in 1.10 above on or before the due date (and not merely deposited in the mail). If the Lease Term commences or ends on a day other than the first or last day of a calendar month, the rent for any fractional calendar month following the Commencement Date or preceding the end of the Lease Term shall be prorated by days.

3.03. Late Charges. Tenant's failure to promptly pay sums due under this Lease may cause the landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include [ILLEGIBLE] not limited to processing and accounting charges and late charges which may be imposed on Landlord by any ground lease or deed of trust encumbering the Demised Premises. Payments due to Landlord under this Lease are not an extension of credit. Therefore, if any payment under the Lease is not actually received on or before three (3) days after the due date (and not merely deposited in the mail) applicable, Landlord may, at Landlord's option and to the extend allowed by applicable law; impose a Late Charge on any late payments in an amount equal to one-half of one percent (0.5%) of the amount of the past due payment the ("Late Charge") per day for each day after the due date, until the past due amount in Good Funds is received by Landlord up to a maximum of ten percent (10%) of the past due amount. A Late Charge may be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord's other remedies for nonpayment of rent [if any check tendered to Landlord by Tenant under this Lease is dishonored for any reason, Tenant shall pay to the party receiving payments under this Lease a fee of twenty-five dollars ($25.00), plus (at Landlord's option) a Late Charge as provided above until good funds are received by Landlord. The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check. Payments received from Tenant shall be applied first to any Late Charges, second to Base Rent, and last to other unpaid charges or reimbursements due to Landlord. Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within three (3) business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid. However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.

3.04. Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount stated in Section 1.08. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written demand. Tenant's failure to restore the full amount of the Security Deposit within the time specified shall be a default under this Lease. No interest will be paid on the Security Deposit. Landlord will not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon any termination of this Lease not resulting from Tenant's default, and after Tenant has vacated the Property and cleaned and restored the Demised Premises in the manner required by this Lease, Landlord shall refund the unused portion of the Security Deposit to Tenant within thirty days after the Termination Date or thirty days after Tenant fully complies with the conditions of termination as required in Section 7.05, whichever is later.

3.05. Good Funds Payments. If, for any reason whatsoever, any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid, thereafter Landlord may, at Landlord's sole option, upon written notice to Tenant, require that all future payments of Rent for the remaining term of the Lease must be made by cash, certified check, cashier's check, or money order ("Good Funds") and that the delivery of Tenant's personal or corporate check will no longer constitute payment of Rent under this Lease provided, however, if after twelve (12) consecutive timely payments of Rent in Good Funds as provided herein, Tenant is not in Default hereunder, Tenant may resume paying Rent by personal or corporate check so long as any such check thereafter is not dishonored and returned unpaid. Any acceptance by Landlord of a payment for Rent by Tenant's personal or corporate check thereafter shall not be construed as a waiver of Landlord's right to insist upon payment by Good Funds as set forth herein.

ARTICLE FOUR: TAXES

4.01. Payments by Landlord. Tenant shall pay the real estate taxes on the Demised Premises accruing during the Lease Term.

4.02. Tenant shall pay such real estate taxes and, upon request, furnish Landlord with written evidence of payment before the same becomes delinquent. If Tenant fails to timely pay such real estate taxes, Landlord may pay the taxes, whereupon Tenant shall, upon demand, reimburse Landlord for the amount thereof, plus 5% of the amount.

4.03. Joint Assessment. If the real estate taxes are assessed against the Demised Premises jointly with other property not constituting a part of the Demised Premises, the real estate taxes applicable to the Demised Premises shall be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Demised Premises bears to the total square feet of building area included in the joint assessment.

4.04. Personal Property Taxes. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products, or any other personal property belonging to Tenant. Tenant shall use reasonable efforts to have Tenant's property taxed separately from the Demised Premises. If any of Tenant's property is taxed with the Demised Premises, Tenant shall pay the taxes for its property to Landlord within fifteen (15) days after Tenant receives a written statement from Landlord for the property taxes.

ARTICLE FIVE: INSURANCE AND INDEMNITY

5.01. Property Insurance. During the Lease Term, Tenant shall maintain policies of property insurance covering loss of or damage to the Demised Premises in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Demised Premises and the availability of insurance at reasonable rates. The policies shall provide protection against all perils included within the classification of special causes, which includes fire and extended coverage and providing such coverage and insuring against such perils as reasonably required by Landlord, including, without limitation, business income and rental insurance naming Landlord as the additional insured. Landlord may, at Landlord's option, obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Demised Premises. Tenant shall, at Tenant's expense, maintain insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect Tenant's interest. Tenant shall not do or permit to be done anything which invalidates any insurance policies. Tenant shall deliver a copy of the policy or certificate of insurance (or a renewal) to Landlord prior to the Commencement Date and prior to the expiration of the policy during the Lease Term. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant's expense which Tenant shall reimburse to Landlord upon demand.

5.02. Increase in Premiums. Tenant shall not permit any operation or activity to be conducted, or storage or use of any volatile or any other materials, on or about the Demised Premises that would cause suspension or cancellation of any fire and extended coverage insurance policy without the prior written consent of Landlord. If Tenant's use and occupancy of the Demised Premises causes an increase in the premiums for any fire and extended coverage insurance policy, Tenant shall pay the amount of the increase.

5.04. INDEMNITY. Landlord shall not be liable to Tenant or to Tenant's employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Demised Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, Tenant's employees, subtenants, agents, licensees or concessionaires or any other person entering the Demised premises under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant and the conduct of Tenant's business, or arising out of any breach or default by Tenant in the performance of Tenant's obligations under this Lease; and Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or Landlord's employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

5.06 WAIVER OF SUBROGATION. Each party to this Lease waives any and every claim which arises or may arise in its favor against the other party during the term of this Lease or any renewal or extension of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Demised Premises, which loss or damage is covered by valid and collectible property insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. These mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Inasmuch as these mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees to give immediately to each insurance company (which has issued to such party policies of fire and extended coverage insurance) written notice of the terms of such mutual waivers, and to cause such policies to be properly endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

ARTICLE SIX: USE OF DEMISED PREMISES

6.01 PERMITTED USE. Tenant may use the Demised Premises only for the Permitted Use stated in Section 1.09. The parties to this Lease acknowledge that the current use of the Demised Premises or the improvements located on the Demised Premises, or both, may or may not conform to the city zoning ordinance with respect to the permitted use, height, setback requirements, minimum parking requirements, coverage ratio of improvements to total area of land, and other matters which may have a significant economic impact upon the Tenant's intended use of the Demised Premises. Tenant acknowledges that Tenant has or will independently investigate and verify to Tenant's satisfaction the extent of any limitations or non-conforming uses of the Demised Premises. Tenant further acknowledges that Tenant is not relying upon any warranties or representations of Landlord or the Brokers who are participating in the negotiation of this Lease concerning the Permitted Use of the Demised Premises, or with respect to any uses of the improvements located on the Demised Premises.

6.02 COMPLIANCE WITH LAW. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Demised Premises, all at Tenant's sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations for handicapped or disabled persons required for compliance with governmental laws and regulations, including but not limited to the Texas Architectural Barriers Act (Article 9102 and any successor statute) and the Americans with Disabilities Act (the "ADA"). To the extent any alterations to the Demised Premises are required by the ADA or other applicable laws or regulations, Tenant shall bear the expense of the alterations. To the extent any alterations to areas of the Property outside the Demised Premises are required by Title III of the ADA or other applicable laws or regulations (for "path of travel" requirements or otherwise), Landlord shall bear the expense of the alterations.

6.04. Signs. Without the prior written consent of Landlord, not to be unreasonably withheld, Tenant may not place any signs, ornaments or other objects upon the Demised Premises or on the Property, (other than signs existing as of the Commence Date) including but not limited to the roof or exterior of the building or other improvements on the Property, or paint or otherwise decorate or deface the exterior of the building. Any signs installed by Tenant must conform with applicable laws, deed restrooms on the Property, and other applicable requirements. Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease and must repair any damages and close any holes caused by the removal.

6.05. Utility Services. Tenant shall pay the cost of all utility services, including but not limited to rural connection charges, all charges for gas, water, sewerage, storm water disposal, communications and electricity used on the Demised Premises, and for replacing all broken or burned-out electric lights, lamps and tubes.

6.06. Landlord's Access. Landlord and Landlord's agents shall have the right to, during normal business hours and upon reasonable advance notice, and without unreasonably interfering with Tenant's business, enter the Demised Premises: (a) to inspect the general condition and state of repair of the Demised Premises,
(b) to make repairs required or permitted under this Lease, (c) to show the Demised Premises or the Property to any prospective tenant or purchaser, and (d) for any other reasonable purpose. If Tenant changes the locks on the Demised Premises, Tenant must provide Landlord with a copy of each separate key. During the final one hundred fifty (150) days of the Lease Term, Landlord and Landlord's agents may erect and maintain on or about the Demised Premises signs advertising the Demised Premises for lease or for sale.

6.07. Possession. If Tenant pays the rent, properly maintains the Demised Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Demised Premises for the full Lease Term, subject to the provisions of this Lease.

6.08. Exemptions from Liability. Landlord shall not be liable for any damage or injury to the persons, business (or any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Demised Premises, whether the damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or wind; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Demised Premises or upon other portions of any building of which the Demised Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building on the Property. Landlord shall not be liable for any damage or injury even though the cause of or the means of repairing the damage or injury are not accessible to Tenant. The provisions of this Section 6.08 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

ARTICLE SEVEN: PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.02. Acceptance of Demised Premises. Tenant acknowledges that: (a) a full and complete inspection of the Demised Premises and adjacent common areas has been made by Tenant, and (b) as a result of such inspection, Tenant has taken possession of the Demised Premises and accepts the Demised Premises in its "As Is" condition.

7.03. Maintenance and Repair. Landlord shall be under no obligation to perform any repair, maintenance or management service in the Demised Premises or adjacent common areas. Tenant shall be fully responsible, at its expense, for all repair, maintenance and management services.

B. Tenant's Obligation.

(1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine: [ILLEGIBLE], Tenant shall, at all times, keep all portions of the Demised Premises in good order, condition and repair, ordinary wear and tear excepted, including but not limited to maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, heating systems,ventilating equipment, air conditioning equipment, electrical and lighting systems, fire protection sprinkler system, dock levelers, elevators, interior and exterior plumbing, the interior of the Demised Premises in general, pest control and extermination, down spouts, gutters, paving, railroad siding, care of landscaping and regular mowing of grass, the roof, skylights, foundation, or structural components and exterior of the Demised Premises. If Tenant fails to maintain and repair the Property as required by this Section after notice and 30-days opportunity to cure, Landlord may, on ten (10) days' prior written notice, enter the Demised Premises and perform the maintenance or repair on behalf of Tenant, except that no [ILLEGIBLE] required in case of emergency, and Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing the maintenance or repair, plus a reasonable service charge.

(2) HVAC Service. Tenant shall, at Tenant's own cost and expense, enter into a regularly scheduled preventative maintenance and service contract for all refrigeration, heating, ventilating, and air conditioning systems and equipment within the Demised Premises during the Lease Term. If Tenant fails to enter into such a service contract reasonably acceptable to Landlord, after notice and 30-days opportunity to cure, Landlord may do so on Tenant's behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, regularly upon demand.

7.04. Alterations, Additions and Improvements. Tenant shall not make any structural alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld and which consent shall not be withheld for any such structural alterations, additions or improvements which cost in the aggregate no more than $50,000 in any given lease year, Consent for non-structural alterations, additions or improvements shall not be unreasonably withheld by Landlord. Tenant may erect or install trade fixtures, shelves, bms. machinery, heating, ventilating and air conditioning equipment and, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. At the expiration or termination of this Lease, Tenant shall, subject to the restrictions of Section 7.05 below, have the right to remove items installed by Tenant, provided Tenant is not in default at the time of the removal of the items, repair in a good and workmanlike manner any damage caused by the installation or removal. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Demised Premises and shall not permit any mechanic's or materialman's lien to be filed against the Demised Premises or the Property. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any alterations, additions or improvements.

7.05. Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and as good a same condition as received, except for ordinary wear and tear which Tenant is not otherwise obligated to remedy under any provision of this Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eight (Damage or Destruction). In addition, Landlord may require Tenant to remove any structural alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration or termination of this Lease and to restore the Demised Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or termination of this Lease. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: (i) electrical wiring or power panels; (ii) lighting or lighting fixtures; (iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) heating, ventilating, or air conditioning equipment; (vi) fencing or security gates; or (vii) any other fixtures, equipment or items which, if removed, would affect the operation or the appearance of the Property.

ARTICLE EIGHT: DAMAGE OR DESTRUCTION

8.01. Notice. If any buildings or other improvements situated on the property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall immediately give written notice of the damage or destruction to Landlord.

8.02. Partial Damage. If the building or other improvements situated on the Demised Premises are damaged by fire, tornado, or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, this Lease shall not terminate, but Landlord shall, to the extent of insurance proceeds available for such rebuilding and restoration, proceed with reasonable diligence to rebuild or repair the building and other improvements on the Demised Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) to substantially the condition in which they existed prior to the damage. If the casualty occurs during the final eighteen
(18) months of the Lease Term, Landlord shall not be required to rebuild or repair the damage unless Tenant exercises Tenant's renewal option (if any) within fifteen (15) days after the date of receipt by Landlord of the notification of the occurrence of the damage. If Tenant does not exercise its renewal option, or if there is no remaining renewal option, Landlord may, at Landlord's option, terminate this Lease by promptly delivering a written termination notice to Tenant, in which event the Rent shall be abated for the unexpired portion of the Lease Term, effective from the date of receipt by Landlord of the written notification of the damage. To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be

8.03. Substantial or Total Destruction to the building or other improvements situated in the Demised Premises are substantially or totally destroyed by fire, tornado, or other casualty, and so damaged that rebuilding or repairs cannot reasonably be completed within one hundred days from the date Landlord receives written notification by Tenant of the occurrence of the damage either Landlord or Tenant may terminate this Lease by promptly delivering a written termination notice to the other party, in which event the monthly installment of Rent shall be calculated for the unexpired portion of the Lease Term, effective from the date of the damage or destruction, if neither party terminates this Lease shall to the extent of insurance proceeds available for such rebuilding and restoration proceed with reasonable diligence to rebuild and repair the building and other improvements except that Tenant shall rebuild and repair Tenant's fixtures and improvements in the Demised Premises). To the extent the Demised Premises cannot be occupied in whole or in part following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to this Section 8.03, Tenant may provide written notice to Landlord within ten (10) business days thereafter of Tenant's election to rebuild the Demised Premises, in which event (i) this Lease shall not terminate, (ii) Landlord shall rebuild the Demised Premises in accordance with Section 8.03 as if Landlord had not elected to terminate, and
(iv) Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably. If the damage or destruction occurs during the last 18 months of the Term or of the first Extension, Tenant may not make the foregoing election unless it first exercises the next renewal option. Tenant may not make such election during the last 18 months of the final Extension.

ARTICLE NINE: CONDEMNATION

If, during the Lease Term or any extension thereof, all or a substantial part of the Demised Premises are taken for any public or quasi-public use [ILLEGIBLE] any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease shall terminate and the monthly installments of Rent shall be abated during the unexpired portion of the Lease Term, effective from the date of the taking. If less than a substantial part of the Demised Premises is taken for public or quasi-public use under any governmental law ordinance or regulation, or by right of eminent domain, or is conveyed to the condemning authority under threat of concentration, Landlord shall promptly, at Landlord's expense, restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) situated on the Demised Premises in order to make the same reasonably tenantable and suitable for the use for which the Demised Premises is leased as defined in Section 6.01. The monthly installments of Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted equitably. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding. The termination of this Lease shall not affect the rights of the parties to such awards. As used herein, the phrase "less than a substantial part of the Demised Premises" shall mean a part of the Demised Premises that, if taken or after being restored or reconstructed by Landlord, will not prevent Tenant from fully occupying the Demised Premises and conducting its normal business operations therein.

ARTICLE TEN: ASSIGNMENT AND SUBLETTING

Tenant shall not, without the prior written consent of Landlord not to be unreasonably withheld, assign this Lease or sublet the Demised Premises or any portion thereof. Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions of Section 6.01 pertaining to the use of the Demised Premises. In the event of any assignment or subletting, Cerprobe Corporation shall remain fully liable for the full performance of all Tenants obligations under this Lease. Tenant shall not assign its rights under this Lease or sublet the Demised Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assure the obligations of Tenant under this Lease and to be bound by the terms of this Lease. If an event of default occurs while the Demised Premises is assigned or sublet, Landlord may, at Landlord's option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rent against any sums due to Landlord under this Lease. No direct collection by Landlord from any assignee or subtenant will release Tenant from Tenant's obligations under this Lease. The following shall be deemed to be reasonable under Paragraph 10 of this Lease hereunder and shall be permitted without the consent of the Landlord: (i) any merger, consolidation or other combination of Tenant with or into another entity, (ii) a sale, assignment, pledge, transfer, exchange or other disposition in a single transaction or in a series of transactions of the stock of Tenant or any entity which directly or indirectly controls Tenant, or (iii) any direct or indirect change in control of Tenant, provided, the surviving entity in any merger, consolidation or other combination or the purchase or other transfer of the stock of Tenant shall assume and agree in writing to perform the obligations of Tenant under this Lease as if it were an assignee or sublessee, and (iv) any assignment or sublease of all or any portion of the Demised Premises to an entity which controls, is controlled by or is under common control with Tenant. As used herein, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity whether through the ownership of voting securities, or other interests, by contract or otherwise. Cerprobe Corporation shall remain fully liable for the full performance of all Tenant's obligations under the Lease.

ARTICLE ELEVEN: DEFAULT AND REMEDIES

11.01. Default. Each of the following events is an event of default under this Lease:

          A. Failure of Tenant to pay any installment of the Rent on the day that it is due or any other sum payable to Landlord under this Lease on the date that it is due and the continuance of such failure for a period of five (5) days after Landlord delivers written notice of the failure to Tenant. This clause shall not be construed to permit or allow a delay in paying Rent beyond the due date and shall not affect Landlord's right to impose a Late Charge as permitted in Section 3.03.

          B. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of thirty (30) days after Landlord delivers written notice of the failure to Tenant; provided, if the nature of the default is such that it cannot reasonably be cured within such thirty (30) day period, then so long as Tenant has commenced the cure within such thirty (30) days period and is diligently pursuing the same, the cure period shall be extended for such additional time as is reasonably necessary to complete the cure, up to, but not exceeding, an additional thirty (30) days after the end of the initial thirty (30) day cure period.

          C. Failure of Tenant or any guarantor of Tenant's obligations under this Lease to pay its debts as they become due or an admission in writing of inability to pay its debts, or the making of a general assignment for the benefit of creditors;

          D. The commencement by Tenant or any guarantor of Tenant's obligations under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

          E. The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor: (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty (60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief which is not fully stayed within seven (7) business days after the entry thereof; and

11.02.  REMEDIES.  Upon the occurrence of any of the events of default listed in
Section 11.01, Landlord shall have the option to pursue any one or more of the following remedies without any [Illegible] or demand.

     A. Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord. If Tenant fails to so surrender the Demised Premises, Landlord may, without prejudice to any other remedy contained herein which it may have for possession of the Demised Premises or Rent in arrears, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages. Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of the termination, whether through inability to re-let the Demised Premises on satisfactory terms or otherwise.

     B. Enter upon and take possession of the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof. Landlord may re-let the Demised Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such re-letting. In determining the amount of the deficiency, the professional service fees, attorneys' fees, court costs, remodeling expenses and other costs of re-letting shall be subtracted from the amount of rent received under the re-letting.

     C. Enter upon the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Unless caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

     E. In addition to the foregoing remedies, Landlord shall have the right to change or modify the locks on the Demised Premises in the event Tenant fails to pay the monthly installment of Rent when due. Landlord shall not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Demises Premises unless and until Tenant pays Landlord all Rent which is delinquent. Tenant agrees that Landlord shall not be liable for any damages resulting to the Tenant from the lockout. At such time that Landlord changes or modifies the lock, Landlord shall post a "Notice of Change of Locks" on the front of the Demised Premises. Such Notice shall state that:

     (1) Tenant's monthly installment of Rent is delinquent, and therefore, under authority of Section 11.02.E of Tenant's Lease, the Landlord has exercised its contractual right to change or modify Tenant's door locks;

     (2) The Notice has been posted on the Tenant's front door by a representative of Landlord and Tenant should make arrangements with the representative to pay the delinquent installments of Rent when Tenant picks up the key; and

     (3) The failure of Tenant to comply with the provisions of the Lease and the Notice and/or tampering with or changing the door lock(s) by Tenant may subject Tenant to legal liability.

     F. No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any such re-letting or re-entry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any monthly installment of Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Failure of Landlord to declare any default immediately upon its occurrence, or failure to enforce one or more of Landlord's remedies, or forbearance by Landlord to enforce one or more of Landlord's remedies upon an event of default shall not be deemed or construed to constitute a waiver of default or waiver of any violation or breach of the terms of this Lease. Pursuant of any one of the above remedies shall not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any re-letting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. If Landlord terminates this Lease at any time for any default, in addition to other Landlord's remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the default, including the cost of recovering the Demised Premises and the Rent then remaining unpaid.

11.03. NOTICE OF DEFAULT. Tenant shall give written notice of any failure by Landlord to perform any of Landlord's obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Demised Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within thirty (30) days after receipt of Tenant's notice. However, if the nonperformance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if the cure is commenced within the 30-day period and is thereafter diligently pursued to completion.

11.04. LIMITATION OF LANDLORD'S LIABILITY. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Demised Premises or the leasehold estate under a ground lease of the Demised Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease subject to Article 10 hereof. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord if such Security Deposit has not then been applied under the terms of this Lease.

ARTICLE TWELVE: LANDLORD'S CONTRACTUAL LIEN

In addition to the statutory Landlord's lien, Tenant hereby grants to Landlord a security interest to secure payment of all Rent and other sums of money becoming due under this Lease from Tenant upon all inventory, goods, wares, equipment, fixtures, furniture and all other personal property of Tenant situated in or upon the Demised Premises, together with the proceeds from the sale or lease thereof. Tenant may not remove such property without the consent of Landlord until all Rent in arrears and other sums of money then due to Landlord under this Lease have first been paid and discharged. Upon the occurrence of an event of default, Landlord may, in addition to any other remedies provided in this Lease or by law, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on the Demised Premises without liability for trespass or conversion and sell the property at public or private sale, with or without having the property at the sale, after giving Tenant reasonable notice of the time and place of any such sale. Unless otherwise required by law, notice to Tenant of the sale shall be deemed sufficient if given in the manner prescribed in this Lease at least ten (10) days before the time of the sale. Any public sale made under this Article shall be deemed to have been conducted in a commercially reasonable manner if held on the Demised Premises or where the property is located, after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county where the Demised Premises is located for five
(5) consecutive days before the date of the sale. Landlord or its assigns may purchase at a public sale and, unless prohibited by law, at a private sale. The proceeds from any disposition dealt with in this Article, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted herein. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall promptly pay any deficiencies. The statutory lien for rent is expressly reserved; the security interest herein granted is in addition and supplementary thereto. Provided Tenant is not in default under any of the terms of this Lease, upon written request by Tenant Landlord shall deliver a written subordination of Landlord's statutory and contractual liens to any liens and security interests securing any financing of Tenant. Landlord shall not unreasonably withhold or delay the delivery of Landlord's written subordination.

ARTICLE THIRTEEN: PROTECTION OF LENDERS

13.01. SUBORDINATION AND ATTORNMENT. Landlord shall have the right to subordinate this Lease to any existing future ground Lease, deed of trust or mortgage encumbering the Demised Premises (a "mortgage") and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord's right to obtain such a subordination is subject to Landlord's providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant's right to peaceable possession of the Demised Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord's interest in the Demised Premises and recognize the transferee or successor as Landlord under this Lease, and further providing that such lessor, beneficiary or mortgagee shall at all times recognize Tenant's rights under this Lease, including making insurance and condemnation proceeds available to Landlord and/or Tenant for reconstruction or repair of the Demised Premises after a casualty or condemnation so long as this Lease is not terminated by Landlord or Tenant as provided in Articles 8 or 9 hereof. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, this Lease shall be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof.

13.02. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any reasonable instruments or documents necessary or appropriate to evidence any attornment or subordination or any agreement to attorn or subordinate.

13.03. ESTOPPEL CERTIFICATES.

     A. Upon Landlord's written request, Tenant shall execute and deliver to Landlord a written statement certifying (to the extent accurate); (1) whether Tenant is an assignee or subtenant; (2) the expiration date of the Lease; (3) the number of renewal options under the lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of the Lease have been changed since the original execution of the Lease, except as shown on attached amendments or modifications; (5) that no default by Landlord exists under the terms of the Lease (or if Landlord is claimed to be in default, stating why); (6) that the Tenant has no claim against the landlord under the Lease and has no defense or right of offset against collection of rent or other charges accruing under the Lease; (7) the amount and date of the last payment of Rent; (8) the amount of any security deposits and other deposits, if any; and
(9) the identity and address of any guarantor of the lease. Tenant shall deliver the statement to Landlord within ten (10) days after Landlord's request. Landlord may forward any such statement to any prospective purchaser or lender of the Demised Premises. The purchaser or lender may rely conclusively upon the statement as true and correct.

     B. If Tenant does not deliver the written statement to Landlord within the twenty (20) day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (1) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (2) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

13.04. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord and no more frequently than once every twelve months, Tenant shall deliver to Landlord financial statements as are reasonably required by Landlord in Tenant's possession to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by the lender to facilitate the financing or refinancing of the Demised Premises. All financial statements shall be confidential and shall be used only for the purposes set forth in this lease.

ARTICLE FOURTEEN: ENVIRONMENTAL REPRESENTATION AND INDEMNIFICATION

14.01 Tenant's Compliance with Environmental Laws. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant's use of the Property, and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality. Hazardous Materials (as defined in Section 14.05), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.

14.02 Tenant's Indemnification. If the presence of Hazardous Materials on the Property caused or permitted by Tenant results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid in settlement of claims, reasonable attorneys' fees, court costs, consultant fees and expert fees) which arise during or after the Lease Term as a result of the contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local government agency because of Hazardous Materials present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Materials on the Property (or any other property) caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at Tenant's sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord's approval of such actions is first obtained. The foregoing indemnity shall survive the expiration or termination of this Lease.

14.05 Definition. For purposes of this Lease, the term "Hazardous Materials" means any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted.

14.06     Survival. The representations and indemnities contained in this
Article 14 shall survive the expiration or termination of this Lease.

ARTICLE SIXTEEN: MISCELLANEOUS

16.01. Disclosure. Landlord and Tenant understand that a real estate broker is qualified to advise on matters concerning real estate and is not expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture or the ADA. The Brokers hereby advise Tenant to seek expert assistance on such matters. Brokers do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of a property and its construction, or that relate to its acquisition. If Brokers provide names of consultants or sources for advice or assistance, Tenant acknowledges that the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired or leased. Furthermore, the Brokers do not warrant that the Landlord will disclose any or all property defects, although the Brokers will disclose to Tenant any actual knowledge possessed by Brokers regarding defects of the Demised Premises and the Property. In this regard, Tenant agrees to make all necessary and appropriate inquiries and to use diligence in investigating the Demised Premises and the Property before consummating this Lease. Landlord and Tenant hereby agree to indemnify, defend, and hold the Brokers harmless of and from any and all liabilities, claims, debts, damages, costs, or expenses, including but not limited to reasonable attorneys' fees and court costs, related to or arising out of or in any way connected to representations concerning matters properly the subject of advice by experts. In addition, to the extent permitted by applicable law, the Brokers' liability for errors or omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the Brokers pursuant to this Lease.

16.02. FORCE MAJEURE. If performance by Landlord or Tenant of any term, condition or covenant in this Lease is delayed or prevented by any act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot or any other cause not within the control of landlord or Tenant, the period for performance of the term, condition or covenant shall be extended for a period equal to the period Landlord or Tenant is so delayed or prevented.

16.03. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Tenant shall be responsible for the conduct, acts and omissions of Tenant's agents, employees, customers, contractors, invitees, agents, successors or others using the Demised Premises with Tenant's expressed or implied permission. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine, feminine and neuter genders shall each include the other.

16.04. WAIVERS. All waivers to provisions of this Lease must be in writing and signed by the waiving party. Landlord's delay or failure to enforce any provisions of this Lease or its acceptance of late installments of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement.

16.05. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable shall not cancel or invalidate the remainder of that provision or this Lease, which shall remain in full force and effect.

16.06. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

16.07. AMENDMENTS OR MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Demised Premises and no other agreements are effective unless made a part of this Lease. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment shall be void.

16.08. NOTICES. All notices and other communications required or permitted under this Lease must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of (i) actual receipt if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission ("Fax") with confirmation of delivery; or
(iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified in Article One on the first page of this Lease, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient as set forth in Article One. After possession of the Demised Premises by Tenant, Tenant's address for notice purposes will be the address of the Demised Premises unless Tenant notifies Landlord in writing of a different address to be used for that purpose. Any party may change its address for notice by delivering written notice of its new address to all other parties in the manner set forth above.

16.09. ATTORNEYS' FEES. If on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease becomes necessary for a party to employ an attorney to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys' fees and court costs, if any, whether or not suit is instituted in connection with the enforcement or defense.

16.10. VENUE. All obligations under this Lease shall be performed and payable in the county in which the Property is located. The laws of the State of Texas shall govern this Lease.

16.11. SURVIVAL. All obligations of any party to this Lease which are not fulfilled at the expiration or the termination of this Lease shall survive such expiration or termination as continuing obligations of the party.

16.12. BINDING EFFECT. This Lease shall inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs, representatives, successors and assigns. However, Landlord shall not have any obligation to Tenant's successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.

16.13. CONSULT AN ATTORNEY. THIS LEASE IS AN ENFORCEABLE, LEGALLY BINDING AGREEMENT. READ IT CAREFULLY. The brokers involved in the negotiation of this Lease cannot give you legal advice. The parties to this Lease acknowledge that they have been advised by the Brokers to have this Lease reviewed by competent legal counsel of their choice before signing this Lease. By executing this Lease, Landlord and Tenant each agree to the provisions, terms, covenants and conditions contained in this Lease.

5.03 Liability Insurance. During the Lease Term, Tenant shall maintain, at Tenant's expense, comprehensive general liability insurance (including personal injury liability, premises/operation, property damage, independent contractors and broad form contractual in support of the indemnifications of Landlord by Tenant under this Lease), business interruption insurance, contractual liability insurance, worker's compensation and employer's liability insurance and comprehensive catastrophe liability, all maintained with companies, on forms and in such amounts as Landlord may, from time to time, reasonably require and endorsed to include Landlord as an additional insured, with the premiums being fully paid on or before the due dates, insuring Landlord against liability arising out of the ownership, use, occupancy, or maintenance of the Demised Premises. The initial amounts of the insurance must be at least $1,000,000 for Each Occurrence, $2,000,000 General Aggregate per policy year, $100,000 Property Damage for the Demised Premises, and $10,000 Medical Expense; plus a $5,000,000 commercial general liability umbrella; and shall be subject to periodic increases based upon economic factors as Landlord may determine, in Landlord's discretion, exercised in good faith. However, the amounts of the insurance shall not limit Tenant's liability nor relieve Tenant of any obligation under this Lease. The policies must contain cross-liability endorsements, if applicable, and must insure Tenant's performance of the indemnity provisions of Section 5.04. The policies must contain a provision which prohibits cancellation or modification of the policy except upon thirty (30) days' prior written notice to Landlord. Tenant shall deliver a copy of the policy or certificate (or a renewal) to Landlord prior to the Commencement Date and prior to the expiration of the policy during the Lease Term. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant's expense, which Tenant shall reimburse to Landlord upon demand. Tenant may, at Tenant's expense, maintain other liability insurance as Tenant deems necessary.

The rental rate shall increase at 2% as follows:

1, 2001   $367,738.56    ($30,644.88 per month)
1, 2002   $375,093.33    ($31,257.78 per month)
1, 2003   $382,595.20    ($31,882.93 per month)
1, 2004   $390,247.10    ($32,520.59 per month)
1, 2005   $398,052.04    ($33,171.00 per month)
1, 2006   $406,013.00    ($33,834.42 per month)
1, 2007   $414,133.35    ($34,511.11 per month)
1, 2008   $422,416.01    ($35,201.33 per month)
1, 2009   $430,864.33    ($35,905.36 per month)
   2010      SAME                 "
   2011      SAME                 "

LANDLORD                                 TENANT

        Assurance Capital, Inc.                    Cerprobe Corporation
--------------------------------------   --------------------------------------
By [Signature]: /s/ Sydney J. Steiner    By [Signature]: /s/ Paul Tullis
                ----------------------                   ----------------------
Name:         Sydney J. Steiner          Name:          Paul Tullis
     ---------------------------------         --------------------------------
Title:                                   Title: Vice President / Facilities
      --------------------------------         --------------------------------
Date of Execution:                       Date of Execution:
                  --------------------                     --------------------

PRINCIPAL BROKER                         COOPERATING BROKER

                 N/A                                      N/A
--------------------------------------   --------------------------------------
By [Signature]:                          By [Signature]:
                ----------------------                   ----------------------
Name:           Broker                   Name:             Broker
     ---------------------------------         --------------------------------
Title:                                   Title:
      --------------------------------         --------------------------------

Copyright Notice: This form is provided for the use of members of the North Texas Commercial Association of Realtors, Inc. Permission is hereby granted to make limited copies of this form for use in a particular Texas real estate transaction. Contact the NTCAR office to confirm that you are using the current version of this form.

               NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS(R)

                              ADDENDUM B TO LEASE

                                RENEWAL OPTIONS

Demised Premises/Address: 10365 Sanden Drive, Dallas, Dallas County, Texas

A. OPTION TO EXTEND TERM. Landlord grants to Tenant two (2) option(s) (the "Option") to extend the Lease Term for an additional term of five (5) years each (the "Extension"), on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written notice delivered to the Landlord no later than one hundred eighty (180) days before, the expiration of the Lease Term or the preceding Extension of the Lease Term, whichever is applicable. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option may only be exercised by Tenant on the express condition that, at the time of the exercise, Tenant is not in default under any of the provisions of this Lease. The foregoing Options are personal to Tenant and may not be exercised by an assignee or subtenant without Landlord's written consent.

B. CALCULATION OF RENT. The Base Rent during the Extension(s) shall be determined by one of the following methods [check one]:

[ ] 1. Consumer Price Index Adjustment. The monthly Base Rent during the Extension shall be determined by multiplying the monthly installment of Base Rent during the last month of the Lease Term by a fraction determined as follows:

       a. The numerator shall be the Latest Index which means either [check one]:
          [ ] (1) the Index published for the nearest calendar month preceding the first day of the Extension, or
          [ ] (2) the Index for the month of _______________ preceding the
                  Extension.
       b. The denominator shall be the Initial Index which means either [check one]:
          [ ] (1) the Index published for the nearest calendar month preceding the Commencement Date, or
          [ ] (2) the Index for the month of _________________ preceding the
                  Commencement Date.
[If no blanks are filled in above, the choice (1) including the phrase, "the nearest calendar month preceding," shall apply.]
       c. The Index means the Consumer Price Index (CPI) for All Urban Consumers (All Items) U.S. City Average (unless this box is checked [ ] in which case the CPI for the Dallas/Fort Worth Consolidated Metropolitan Statistical Area shall be used) published by the U.S. Department of Labor, Bureau of Labor Statistics (Base Index of 1982-84 = 100). If the Index is discontinued or revised, the new index or computation which replaces the Index shall be used in order to obtain substantially the same result as would have been obtained if it had not been discontinued or revised. If such computation would reduce the Rent for the particular Extension, it shall be disregarded, and the Rent during the immediately preceding period shall apply instead.

[ ] 2. FAIR MARKET RENTAL VALUE. The Base Rent during the Extension shall be the Fair market Rental determined as follows:
       a. The "Fair Market Rental" of the Demised Premises means the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of demised premises comparable to the Demised Premises if the property were exposed for lease on the open market for a reasonable period of time, and taking into account the term of the Extension, the amount of improvements made by Tenant at its expense, the creditworthiness of the Tenant, and all of the purposes for which the property may be used and not just the use proposed to be made of the Demised Premises by Tenant. Upon proper written notice by Tenant to Landlord of Tenant's election to exercise the renewal Option, Landlord shall within fifteen (15) days thereafter notify Tenant in writing of Landlord's proposed Fair Market Rental amount and Tenant shall thereupon notify Landlord of Tenant's acceptance or rejection of Landlord's proposed amount. Failure of Tenant to reject Landlord's Fair Market Rental amount within fifteen (15) days after receipt of Landlord's notice shall be deemed Tenant's acceptance of Landlord's proposed Fair Market Rental amount.
       b. If Landlord and Tenant have not been able to agree on the Fair Market Rental amount prior to the date the option is required to be exercised, the rent for the Extension shall be determined as follows: Within thirty (30) days following the exercise of the option, Landlord and Tenant shall endeavor in good faith to agree upon a single Appraiser (defined below). If Landlord and Tenant are unable to agree upon a single Appraiser within the thirty day period, each shall then appoint one Appraiser by written notice to the other, given within ten (10) days after the thirty day period. Within ten (10) days after the two Appraisers are appointed, the two Appraisers shall appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period the single Appraiser appointed shall determine the Fair Market Rental amount of the Demised Premises. Each party shall bear the cost of the appraiser appointed by it and the parties shall share equally the cost of the third appraiser. The term "Appraiser" means a State Certified Real Estate Appraiser licensed by the State of Texas to value commercial property.
       c. The Fair Market Rental Value of the Demised Premises shall be the average of two of the three appraisals which are closest in amount as described below, and the third appraisal shall be disregarded. In no event shall the Rent be reduced by reason of such computation. If the Fair Market Rental is not determined prior to the commencement of the Extension, then Tenant shall continue to pay to Landlord the Rent applicable to the Demised Premises immediately prior to the Extension until the Fair Market Rental amount is determined, and when it is determined, Tenant shall pay to Landlord within ten
(10) days after receipt of such notice the difference between the Rent actually paid by Tenant to Landlord and the new Rent determined under this Lease.

[ ] C. FIXED RENTAL ADJUSTMENTS. The monthly Base Rent shall be increased beginning on the following dates to these amounts:
       Date: 1, 2012         Amount: Fair market value with 2% annual increases.
            ----------------         -------------------------------------------
       Date: 1, 2017         Amount: Fair market value with 2% annual increases.
            ----------------         -------------------------------------------
       Date:                 Amount:
            ----------------         -------------------------------------------
       Date:                 Amount:
            ----------------         -------------------------------------------

          FIRST AMENDMENT TO COMMERCIAL CONTRACT OF SALE

     This FIRST AMENDMENT TO COMMERCIAL CONTRACT OF SALE (this "Amendment") is made as of June 6, 2000, by and between Cerprobe Corporation ("Seller"') and Assurance Capital, Inc. ("Buyer").

     WHEREAS, Seller and Buyer entered into that certain Commercial Contract of Sale (the "Contract") for the purchase and sale of that certain real property located in Dallas County, Texas, and commonly known as 10365 Sanden Drive, Dallas, Texas (the "Property");

     WHEREAS, the parties hereto desire to amend the Contract; and

     WHEREAS all capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Contract;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:

     1 . Section 19 of the Contract is hereby deleted. Seller and Buyer hereby agree that the Contract is in full force and effect as of the date hereof and that the Effective Date for all purposes shall be June 6, 2000.

     2.Except as modified by this Amendment, the Contract shall remain unchanged and in full force and effect.

     3. The parties hereto may execute this Amendment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. Copied or telecopied signatures may be attached hereto and shall have the same binding and legal effect as original signatures.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                     SELLER:
                                     Cerprobe Corporation
                                     By: /s/ Paul R. Tullis
                                     Name: Paul R. Tullis
                                     Title: Vice President, Worldwide Facilities



                                     BUYER:

                                     Assurance Capital, Inc.

                                     By:
                                     Name:
                                     Title:

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                     SELLER:

                                     Cerprobe Corporation

                                     By:
                                     Name:
                                     Title:


                                     BUYER:

                                     Assurance Capital, Inc.

                                     By: /s/ David Steiner
                                     Name: David Steiner
                                     Title: Sec-Treasurer

                 SECOND AMENDMENT TO COMMERCIAL CONTRACT OF SALE

     This SECOND AMENDMENT TO COMMERCIAL CONTRACT OF SALE (this "Amendment") is made as of August 10, 2000, by and between Cerprobe Corporation ("Seller") and Assurance Capital, Inc. ("Buyer").

     WHEREAS, Seller and Buyer entered into that certain Commercial Contract of Sale, as amended by that certain First Amendment to Commercial Contract of Sale dated as of June 6, 2000 (collectively, the "Contract") for the purchase and sale of that certain real property located in Dallas County, Texas, and commonly known as 10365 Sanden Drive, Dallas, Texas (the "Property");

     WHEREAS, the Contract provides that on the Closing Date, the parties shall execute a lease agreement in the form attached as Exhibit E to the Contract (the "Lease Form");

     WHEREAS, the parties hereto desire to amend the Contract;

     WHEREAS, all capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Contract;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:

     1. The Lease Term set forth in Section 1.05 of the Lease Form shall be changed from ten (10) years to twelve (12) years (each such year in the Lease Term, a "Lease Year"). The parties acknowledge and agree that the first (1st) Lease Year of the Lease Term shall commence on the Closing Date and shall expire on September 30, 2001. Each Lease Year thereafter shall commence on October 1 of such year and expire on September 30 of the following year. The Expiration Date shall be September 30, 2012.

     2. The Base Rent payable for Lease Years 11 and 12 of the Lease Term shall be the same Base Rent payable for Lease Year 10 of the Lease Term.

     3. The parties acknowledge and agree that the first Extension Option, if applicable, shall commence on October 1, 2012 and shall expire September 30, 2017, and the second Extension Option, if applicable, shall commence on October 1, 2017 and shall expire September 30, 2022.

     4. Notwithstanding the signatures of the parties appearing on the Lease Form, no landlord/tenant relationship shall be formed between the parties unless and until the Closing of the transaction contemplated by the Contract is consummated, and a lease agreement in the form of the Lease Form (as amended hereby) is executed by the parties at Closing.

     5. Except as modified by this Amendment, the Contract shall remain unchanged and in full force and effect.

     6. The parties hereto may execute this Amendment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. Copied or telecopied signatures may be attached hereto and shall have the same binding and legal effect as original signatures.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                     SELLER:

                                     Cerprobe Corporation

                                     By: /s/ Paul R. Tullis
                                     Name: Paul R. Tullis
                                     Title: Vice President, Worldwide Facilities



                                     BUYER:

                                     Assurance Capital, Inc.

                                     By:
                                     Name:
                                     Title:

     6. The parties hereto may execute this Amendment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. Copied or telecopied signatures may be attached hereto and shall have the same binding and legal effect as original signatures.



     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                     SELLER:

                                     Cerprobe Corporation

                                     By:
                                     Name:
                                     Title:



                                     BUYER:

                                     Assurance Capital, Inc.

                                     By: /s/ David Steiner
                                     Name: David Steiner
                                     Title: Sec-Treasurer

                            LOCKE LIDDELL & SAPP LLP

                             ATTORNEYS & COUNSELORS


2200 Ross Avenue                                                  (214) 740-8000
Suite 2200                                                    FAX (214) 740-8800
Dallas, Texas 75201-6776                                    www.lockeliddell.com


                    AUSTIN - DALLAS - HOUSTON - NEW ORLEANS

                                 August 11, 2000

Cerprobe Corporation
1150 North Fiesta Blvd.
Gilbert, Arizona 85233
Attention: Mr. Paul Tullis

     Re: Commercial Contract of Sale dated effective as of June 6, 2000, as amended, by and between Cerprobe Corporation ("Seller") and Assurance Capital, Inc., as assigned to SJS Sanden L.P. ("Buyer")

Gentlemen:

     On behalf of Buyer, we hereby request that the Closing Date be extended so that the Closing occurs on or before Tuesday, September 12, 2000.

     Please indicate your agreement to the extension of the Closing Date by executing a copy of this letter in the space provided below and telecopying the executed letter to Syd Steiner at (214) 521-3767 ,to Kerri A. Majors at (214) 954-5502, with a copy to me at (214) 740-8800. Please also send a hard copy to follow to my attention.

     If you have any questions or comments regarding this letter, please contact me at the number listed above.

                                Very truly yours,

                                /s/ Carolyn L. King

                                Carolyn L. King
                                For the firm

Cerprobe Corporation
August 11, 2000
Page 2

Acknowledged and Agreed this
11th day of September, 2000

CERPROBE CORPORATION

By:/s/ Paul R. Tullis
   Paul R. Tullis
   Vice President


cc:  Syd Steiner
     Mary Shaben
     Thomas E. Clarke
     Rob Banta
     Mark Biskamp

                         ASSIGNMENT OF CONTRACT OF SALE

     THIS ASSIGNMENT OF CONTRACT OF SALE (the "Assignment") is dated effective this 12th day of September 2000, by and among ASSURANCE CAPITAL, INC. ("Assignor"), and SJS SANDEN L.P. ("Assignee").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Assignor, as Purchaser, and Cerprobe Corporation, as Seller, have entered into that certain Commercial Contract of Sale dated effective as of June 6, 2000, (said Commercial Contract of Sale, as the same may have been amended, the "Contract"), pursuant to which Seller has agreed to sell to Assignor and Assignor has agreed to purchase from Seller all of Seller's right, title and interest in that certain tract of real property located in Dallas, Dallas County, Texas, more particularly described therein;

     WHEREAS, Assignor desires to assign its right, title and interest in and to the Contract to Assignee, as more particularly set forth herein, and. Assignee desires to accept such assignment and is willing to assume and agree to perform all of Assignor's obligations under the Contract.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          (i) Assignor hereby GRANTS, TRANSFERS and ASSIGNS to Assignee, all of Assignor's right, title and interest in and to the Contract and in and to any leases, agreements, licenses, permits or approvals entered into or obtained in the name of Assignor relating to the property covered by the Contract ("Related Rights");

          (ii) Assignee does hereby accept such assignment of the rights and interests of Assignor under the Contract, and assumes and agrees to keep, observe and perform all of the duties, liabilities and obligations of Assignor under the Contract and the Related Rights;

         (iii) The Contract is hereby ratified and confirmed and shall remain in full force and effect as originally written. Any capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Contract.

                             REMAINDER OF THIS PAGE
                            LEFT BLANK INTENTIONALLY

EXECUTED as of the day and year first above written.

                            ASSIGNOR:

                            ASSURANCE CAPITAL, INC.

                            By: /s/ David S.P. Steiner
                            Name: David S.P. Steiner
                            Title:Secretary / Treasurer

                            ASSIGNEE:

                            SJS SANDEN L.P., a Texas limited partnership

                                    BY.: SJS SANDEN GP LLC, a Texas
                                         limited liability company, its general
                                         partner

                                    By:  /s/ David S.P. Steiner
                                    Name:  David S.P. Steiner
                                    Title: Vice President





                               SIGNATURE PAGE TO
                         ASSIGNMENT OF CONTRACT OF SALE

                             SPECIAL WARRANTY DEED


STATE OF TEXAS           Section
                         Section   KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF DALLAS         Section

     CERPROBE CORPORATION, a Delaware corporation (hereinafter called "Grantor"), for and in consideration of the sum of TEN AND NO/100 Dollars ($10.00) and other good and valuable consideration in hand paid by SJS SANDEN, L.P. (hereinafter called "Grantee"), whose mailing address is 4810 Cedar Springs, Suite 200, Dallas, Texas, 75219, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property situated in Dallas County, Texas and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures located thereon, and all rights, titles, privileges, hereditaments, easements, licenses, rights-of-way, appurtenances and interests of Grantor appurtenant thereto (all of the above-described properties being hereinafter collectively referred to as the "Property"). This conveyance is made and accepted subject to (a) general real estate taxes on the Property for the current year which Grantee assumes and agrees to pay, (b) zoning laws and regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and (c) the matters set forth on Exhibit B attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the "Permitted Encumbrances").

     For the same consideration, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee, without warranty, express or implied, all interest of Grantor, if any, in (i) strips and gores, if any, between the Property and any abutting properties, whether owned or claimed by deed, limitations, or otherwise, and whether located inside or outside the Property; and (ii) any land lying in or under the bed of any creek, stream, or waterway or any highway, avenue, street, road, alley, easement, right-of-way or sidewalk, open or proposed, in, or across, abutting or adjacent to the Property.

     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any wise belonging unto Grantee, its successors and assigns forever and subject to the Permitted Encumbrances, Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Encumbrances.

     Except as otherwise provided in that certain Commercial Contract of Sale dated as of June 6, 2000 by and between Grantor and Assurance Capital, Inc. as assigned to Grantee, pertaining to the sale of the property, and except as otherwise provided herein, the sale of the Property is made by Grantor on an "AS-IS, WHERE-IS AND WITH ALL FAULTS" basis.

     EXECUTED this 7th day of September, 2000, to be effective for all purposes as of the 12 day of September, 2000.

                                    GRANTOR:

                                    CERPROBE CORPORATION, a Delaware corporation
                                    By: /s/ Paul R. Tullis
                                    Name: Paul R. Tullis
                                    Title: VP Worldwide Facilities


STATE OF ARIZONA       Section
                       Section
COUNTY OF MARICOPA     Section

     This instrument was acknowledged before me on this 7th day of September, 2000, by Paul R. Tullis, VP Worldwide Facilities of Cerprobe Corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation


                                                /s/ Laura M. Back
                                                Notary Public, State of Arizona
[NOTARY STAMP]

My commission expires:                          Laura M. Back
                                                Printed Name of Notary Public
7-14-01

GRANTEE'S ADDRESS:

SJS Sanden, L.P.
4810 Cedar Springs, Suite 200
Dallas, Texas 75219                             AFTER RECORDING
                                                PLEASE RETURN TO:
                                                ALLEGIANCE TITLE COMPANY
                                                2100 McKINNEY AVENUE, SUITE 1200
                                                DALLAS, TEXAS 75201

                                   EXHIBIT A

                          DESCRIPTION OF REAL PROPERTY

BEING a 3.7569 acre tract of land situated in the A. G. COLLINS SURVEY, ABSTRACT NO. 329, Dallas County, Texas and being all of Lot 2B, Block B/8053, Fleming-Gateway Addition, an addition to the City of Dallas, Texas as recorded in Volume 94145, Page 1467, Deed Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 5/8" iron rod found for corner in the westerly right-of-way line of Sanden Drive (a 60 foot R.O.W.) and being the northeast corner of said Lot 2B and also being in the center of a 60 foot wide drainage easement;

THENCE S 00 deg. 17 min. 23 sec. W, along the westerly right-of-way line of said Sanden Drive, a distance of 427.66 feet to a 1/2" iron rod found for corner being the southeast corner of Lot 2B and also being the northeast corner of Lot 2A of said Block B/8053;

THENCE N 89 deg. 42 min. 37 sec. W, along the north line of said Lot 2A, a distance of 486.64 feet to a 5/8" iron rod found for corner and being the southwest corner of said Lot 2B and also being the northwest corner of said Lot 2A;

THENCE N 01 deg. 22 min. 28 sec. E, along the west line of said Lot 2B, a distance of 291.06 feet to a 1/2" iron rod set for corner, being the northwest corner of said Lot 2B and also being in the center of said 60 foot wide drainage easement;

THENCE S 88 deg. 37 min. 32 sec. E, along the north line of said Lot 2B and along the center of said 60 foot wide drainage easement, a distance of 158.19 feet to a 1/2" iron rod set for corner and being at the beginning of a curve to the left having a central angle of 51 deg. 51 min. 22 sec., a radius of 190.00 feet and a chord which bears N 65 deg. 26 min. 47 sec. E, a distance of 166.15 feet;

THENCE northeasterly, along the center of said 60 foot wide drainage easement and along said curve, a distance of 171.96 feet to a 1/2" iron rod set for corner and being a point of reverse curve having a central angle of 50 deg. 46 min. 17 sec. a radius of 190.00 feet and a chord which bears N 64 deg. 54 min. 14 sec. E, a distance of 162.91 feet;

THENCE northeasterly, along the center of said 60 foot wide drainage easement and along said curve, a distance of 168.36 feet to a 1/2" iron rod set for corner at the end of said curve;

THENCE S 89 deg. 42 min. 37 sec. E, continuing along the center of said 60 foot wide drainage easement and the north line of said Lot 2B, a distance of 25.01 feet to the POINT OF BEGINNING and containing 163,652 sq. ft. or 3.7569 acres of land.

                                   EXHIBIT B

                             PERMITTED ENCUMBRANCES

The following restrictive covenants of record

Volume 94172, Page 6280, Deed Records, Dallas County, Texas

All of the oil, gas and other minerals and all other elements not considered a part of the surface estate are excepted herefrom, not insured herein nor guaranteed hereunder, all having been reserved in instrument recorded in Volume 94172, Page 6280, Deed Records, Dallas County, Texas.

Thirty foot drainage easement over the North line of subject property, as shown on plat recorded in Volume 94145, Page 1467, Map Records, Dallas County, Texas, and as shown on survey dated June 20, 2000, prepared by Dennis D. Vote, Registered Professional Land Surveyor #4813.

Variable width water, sanitary sewer and telephone easement over the East line of subject property, as shown on plat recorded in Volume 94145, Page 1467, Map Records, Dallas County, Texas, and as shown on survey dated June 20, 2000, prepared by Dennis D. Vote, Registered Professional Land Surveyor #4813.

                                  BILL OF SALE

THE STATE OF TEXAS       Section
                         Section
COUNTY OF DALLAS         Section

     THAT CERPROBE CORPORATION, a Delaware corporation ("Seller"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by SJS SANDEN, L.P. ("Buyer") the receipt of which is hereby acknowledged, has Bargained, Sold, Delivered and Assigned, and by these presents does Bargain, Sell, Deliver and Assign, unto Buyer all fixtures and articles of tangible personal property owned by Seller which are situated in the improvements constructed on that certain tract of land situated in Dallas County, Texas, said tract of land being described on Exhibit A, attached hereto and made a part hereof for all purposes (the "Building"), including the personal property described on Exhibit B attached hereto and made a part hereof, but excluding Seller's trade fixtures or personal property used in connection with Seller's business and/or manufacturing processes at the Building (all such fixtures and articles of tangible personal property conveyed herein being referred to as the "Property").

     Except as otherwise provided in that certain Commercial Contract of Sale dated as of June 6, 2000 by and between Seller and Assurance Capital, Inc., as assigned to Buyer, pertaining to the sale of the Property, and except as otherwise provided herein, the sale of the Property is made by Seller on an "AS-IS, WHERE-IS AND WITH ALL FAULTS" basis.

       EXECUTED this 7th day of September, 2000, to be effective on the 12 day of September, 2000.

                                     CERPROBE CORPORATION, a Delaware
                                     corporation


                                     By: /s/Paul R. Tullis
                                     Name: Paul R. Tullis
                                     Title: VP Worldwide Facilities

EXHIBIT A

                          DESCRIPTION OF REAL PROPERTY

BEING a 3.7569 acre tract of land situated in the A. G. COLLINS SURVEY, ABSTRACT NO. 329, Dallas County, Texas and being all of Lot 2B, Block B/8053, Fleming-Gateway Addition, an addition to the City of Dallas, Texas as recorded in Volume 94145, Page 1467, Deed Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 5/8" iron rod found for corner in the westerly right-of-way line of Sanden Drive (a 60' R.O.W.) and being the northeast corner of said Lot 2B and also being in the center of a 60 foot wide drainage easement;

THENCE S 00 deg. 17 min. 23 sec. W, along the westerly right-of-way line of said Sanden Drive, a distance of 427.66 feet to a 1/2" iron rod found for corner being the southeast corner of Lot 2B and also being the northeast corner of Lot 2A of said Block B/8053;

THENCE N 89 deg. 42 min. 37 sec. W, along the north line of said Lot 2A, a distance of 486.64 feet to a 5/8' iron rod found for corner and being the southwest corner of said Lot 2B and also being the northwest corner of said Lot 2A;

THENCE N 01 deg. 22 min. 28 sec. E, along the west line of said Lot 2B, a distance of 291.06 feet to a 1/2" iron rod set for corner, being the northwest corner of said Lot 2B and also being in the center of said 60 foot wide drainage easement;

THENCE S 88 deg. 37 min. 32 sec. E, along the north line of said Lot 2B and along the center of said 60 foot wide drainage easement, a distance of 158.19 feet to a 1/2" iron rod set for corner and being at the beginning of a curve to the left having a central angle of 51 deg. 51 min. 22 sec., a radius of 190.00 feet and a chord which bears N 65 deg. 26 min. 47 sec. E, a distance of 166.15 feet;

THENCE northeasterly, along the center of said 60 foot wide drainage easement and along said curve, a distance of 171.96 feet to a 1/2" iron rod set for corner and being a point of reverse curve having a central angle of 50 deg. 46 min. 17 sec. a radius of 190.00 feet and a chord which bears N 64 deg. 54 min. 14 sec. E, a distance of 162.91 feet;

THENCE northeasterly, along the center of said 60 foot wide drainage easement and along said curve, a distance of 168.36 feet to a 1/2" iron rod set for corner at the end of said curve;

THENCE S 89 deg. 42 min. 37 sec. E, continuing along the center of said 60 foot wide drainage easement and the north line of said Lot 2B, a distance of 25.01 feet to the POINT OF BEGINNING and containing 163,652 sq. ft. or 3.7569 acres of land.

All fixtures and articles of tangible personal property on the Property and owned by Seller, including but not limited to:

1. Lighting fixtures, sips, barriers, decorative accessories attached to the Building, security equipment, traffic control, devices and similar equipment;

2. Refrigeration, heating, ventilating and air conditioning units and equipment;

3.   Electronic security equipment and remote transmitter devices;

4. Tools, equipment, parts and supplies used only for the maintenance of the Property; i.e., hoses, ladders, mowers and scaffolds;

5. Furnishings and decorations situated in common areas: i.e., rugs, artwork, lamps, furniture, planters and trash containers;

6. Operating manuals, service instructions and all records pertaining to the installation, operation, maintenance and repair of equipment and fixtures whether listed above as items of personal property or affixed as part of the real property;

7. Licenses and permits related to the ownership (as opposed to the use and occupancy) of the real property, plans and specifications, as-built drawings, shop drawings, warranties, guarantees, and any other agreements relating to the ownership (as opposed to the use and occupancy) of the Property or any part thereof, if available.